                                                FILED PURSUANT TO RULE 424(b)(5)
                        REGISTRATION STATEMENT NOS. 333-109621 and 333-109621-02

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 18, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 23, 2003)

                        (W.R. BERKLEY CORPORATION LOGO)

                      8,000,000 TRUST PREFERRED SECURITIES

                         W. R. BERKLEY CAPITAL TRUST II
                  % TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
                       (LIQUIDATION AMOUNT $25 PER TOPRS)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                           W. R. BERKLEY CORPORATION
                             ----------------------
                                   THE TRUST:

       W. R. Berkley Capital Trust II is a Delaware statutory trust that will:

       -    sell trust preferred securities to the public;

       -    sell common securities to W. R. Berkley Corporation;

       -    use the proceeds from these sales to buy an equal principal amount
            of       % Subordinated Debentures due 2045 of W. R. Berkley
            Corporation; and

       - distribute the cash payments it receives from W. R. Berkley Corporation on the subordinated debentures to the holders of the trust preferred securities and the common securities.

                            QUARTERLY DISTRIBUTIONS:

       -    For each trust preferred security that you own, you will receive
            cumulative cash distributions, accumulating from July   , 2005 at an
            annual rate of         % of the liquidation amount of $25 per trust
            preferred security, on January 30, April 30, July 30 and October 30 of each year beginning October 30, 2005.

       - W. R. Berkley Corporation may defer interest payments on the subordinated debentures on one or more occasions, for up to 20 consecutive quarters. If W. R. Berkley Corporation does defer interest payments on the subordinated debentures, the trust will also defer payment of distributions on the trust preferred securities. However, deferred distributions will themselves
            accumulate distributions at an annual rate of         %, to the
            extent permitted by law.

                                  REDEMPTION:
       The trust may redeem some or all of the trust preferred securities on or
after July   , 2010 or all of the trust preferred securities at any time upon the occurrence of a special event as discussed herein at a redemption price equal to $25 per trust preferred security plus accumulated distributions, if any.

                           W. R. BERKLEY CORPORATION
       W. R. Berkley Corporation will guarantee, fully and unconditionally, the payment by the trust of amounts due on the trust preferred securities to the extent the trust has funds available for payment of such distributions as discussed in this prospectus supplement and in the accompanying base prospectus.
       The trust has applied to list the trust preferred securities on the New York Stock Exchange under the trading symbol "BER PrA." Trading on the New York Stock Exchange is expected to commence within 30 days after the trust preferred securities are first issued.

       INVESTING IN THE TRUST PREFERRED SECURITIES INVOLVES CERTAIN RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.
                             ----------------------

                                                                    PER TOPRS                TOTAL
                                                                    ---------                -----
Public offering price (1)...................................         $25.00              $200,000,000
Underwriting commission to be paid by W. R. Berkley
  Corporation...............................................            $                 $
Proceeds, before expenses, to W. R. Berkley Capital Trust
  II........................................................         $25.00              $200,000,000

       (1) Plus accumulated distributions from July   , 2005, if settlement
           occurs after that date.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
       The underwriters may also purchase up to an additional 1,200,000 trust preferred securities within 30 days from the date of this prospectus supplement to cover overallotments.
       The trust preferred securities will be ready for delivery in book-entry
form only through The Depository Trust Company on or about July   , 2005.
                             ----------------------

                              MERRILL LYNCH & CO.

CITIGROUP                            MORGAN STANLEY          UBS INVESTMENT BANK
                             ----------------------
           The date of this prospectus supplement is         , 2005.
  (SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of
                              Merrill Lynch & Co.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Summary Information Q&A...............   S-3
Risk Factors..........................   S-7
Forward-Looking Statements............  S-12
The Company...........................  S-14
W. R. Berkley Capital Trust II........  S-14
Use of Proceeds.......................  S-15
Capitalization........................  S-16
Selected Financial Data...............  S-17
Ratio of Earnings to Fixed Charges....  S-18
Description of Securities.............  S-19
United States Federal Income Tax
  Consequences........................  S-28
Underwriting..........................  S-32
Legal Opinions........................  S-34
Experts...............................  S-34
Where You Can Find More Information...  S-35
Incorporation of Certain Documents by
  Reference...........................  S-35

                                        PAGE
                                        ----
                 PROSPECTUS
About This Prospectus.................    ii
Table of Contents.....................   iii
W. R. Berkley Corporation.............     1
The Trusts............................     1
Risk Factors..........................     3
Forward-Looking Statements............    10
Use of Proceeds.......................    11
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................    11
General Description of the Offered
  Securities..........................    12
Description of Our Capital Stock......    12
Description of the Depositary
  Shares..............................    20
Description of the Debt Securities....    22
Description of the Warrants to
  Purchase Common Stock or Preferred
  Stock...............................    40
Description of the Warrants to
  Purchase Debt Securities............    42
Description of Preferred Securities...    43
Description of Preferred Securities
  Guarantees..........................    54
Description of Stock Purchase
  Contracts and Stock Purchase
  Units...............................    58
Plan of Distribution..................    59
Legal Opinions........................    61
Experts...............................    61
Where You Can Find More Information...    61
Incorporation of Certain Documents by
  Reference...........................    62

       This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering.

       You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the trust preferred securities in any jurisdiction where the offer to sell the trust preferred securities is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only. W. R. Berkley's business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, "W. R. Berkley," "the Company," "we" and "our" refer to W. R. Berkley Corporation.

                            SUMMARY INFORMATION Q&A

       This prospectus supplement and the accompanying base prospectus should be read together. This summary highlights selected information from this prospectus supplement and the accompanying base prospectus to help you understand the trust preferred securities. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying base prospectus to understand fully the terms of the trust preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust preferred securities. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the accompanying base prospectus to determine whether an investment in the trust preferred securities is appropriate for you.

WHO IS W. R. BERKLEY CORPORATION?

       We are an insurance holding company which, through our subsidiaries, presently operates in five segments of the property casualty insurance business: specialty lines of insurance; regional commercial property casualty insurance; alternative markets; reinsurance; and international. W. R. Berkley had revenues of approximately $4.5 billion for the year ended December 31, 2004 and $1.2 billion for the three-month period ended March 31, 2005. As of March 31, 2005,
W. R. Berkley had assets of approximately $12.2 billion.

       Our principal executive offices are located at 475 Steamboat Road, Greenwich, Connecticut 06830, and our telephone number is (203) 629-3000.

WHAT IS THE TRUST?

       W. R. Berkley Capital Trust II is a Delaware statutory trust. The trust will sell its trust preferred securities to the public and its common securities
to us. The trust will use the proceeds from these sales to buy      %
Subordinated Debentures due 2045 from W. R. Berkley with the same economic terms as the trust preferred securities.

       There will be four trustees of W. R. Berkley Capital Trust II. The two regular trustees are employees or officers of W. R. Berkley. The Bank of New York will act as the property trustee and The Bank of New York (Delaware) will act as the Delaware trustee of the trust, in each case until removed or replaced by the holder of the common securities.

WHAT ARE THE TRUST PREFERRED SECURITIES?

       Each trust preferred security represents an undivided beneficial ownership interest in the assets of the trust. Each trust preferred security will entitle the holders to receive quarterly cash distributions as described below. The underwriters are offering trust preferred securities at a public offering price of $25 for each trust preferred security. See "Underwriting" in this prospectus supplement.

DO THE HOLDERS OF THE TRUST PREFERRED SECURITIES HAVE VOTING RIGHTS?

       If you purchase the trust preferred securities, you will have limited voting rights. You will be entitled to vote only on two matters: certain modifications to the terms of the trust preferred securities and the exercise of the trust's rights as holder of our junior subordinated debentures.

       You will have only limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees. These rights will be exercised by W. R. Berkley as the holder of the common securities.

WHAT ARE THE TRUST'S ASSETS?

       The trust will hold the subordinated debentures that it purchases from W.
R. Berkley with the proceeds of the sale of the trust preferred securities to the public and the common securities to

W. R. Berkley. W. R. Berkley will pay interest on the subordinated debentures at the same rate and the same time as the trust makes payments on the trust preferred securities. The trust will use the payments it receives on the subordinated debentures to make the corresponding payments on the trust preferred securities. W. R. Berkley will guarantee payments made on the trust preferred securities to the extent described below. Both the subordinated debentures and the guarantee will be subordinated to all senior indebtedness of
W. R. Berkley and will rank equally with certain other indebtedness and guarantees of W. R. Berkley.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS AND HOW MUCH WILL YOU BE PAID?

       If you purchase the trust preferred securities, you will be entitled to
receive cumulative cash distributions at an annual rate of      % of the
liquidation amount of $25 per trust preferred security. Distributions will
accumulate from July   , 2005, and will be paid quarterly in arrears on January
30, April 30, July 30 and October 30 of each year, beginning October 30, 2005, unless they are deferred as described below.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

       W. R. Berkley may, on one or more occasions, defer the quarterly interest payments on the subordinated debentures for up to 20 consecutive quarterly periods unless an event of default under the subordinated debentures has occurred and is continuing. In other words, W. R. Berkley may declare at its discretion up to a five-year interest payment moratorium on the subordinated debentures and may choose to do that on more than one occasion. A deferral of interest payments cannot extend, however, beyond the maturity date of the subordinated debentures, nor can W. R. Berkley begin a new interest deferral period until it has paid all accrued interest on the subordinated debentures from the previous interest deferral period.

       If W. R. Berkley defers interest payments on the subordinated debentures, the trust will also defer distributions on the trust preferred securities. During this deferral period, distributions will continue to accumulate on the
trust preferred securities at an annual rate of      %, compounded quarterly (to
the extent permitted by law). Once W. R. Berkley makes all deferred interest payments on the subordinated debentures, with accrued interest, it may again defer interest payments on the subordinated debentures as described above, but not beyond the maturity date of the subordinated debentures.

       During any period in which W. R. Berkley defers interest payments on the subordinated debentures, W. R. Berkley will not, with some exceptions, be permitted to:

       - pay a dividend or make any other payment or distribution on its capital stock;

       - redeem, purchase or make a liquidation payment on any of its capital stock;

       - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of its debt securities that rank equally with or junior to the subordinated debentures; or

       - make any guarantee payment regarding any of its debt securities, if the guarantee ranks equally with or junior to the subordinated debentures.

       If W. R. Berkley defers the payment of interest on the subordinated debentures, the subordinated debentures will be treated as being reissued at that time with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, for United States federal income tax purposes you will be required to accrue interest income with respect to the subordinated debentures each year on an economic accrual basis, including during a deferral period, and to include those amounts in your gross income before you receive any cash distributions relating to those interest payments. If you sell your trust preferred securities prior to the record date for the first distribution after a deferral period, you will not receive the cash related to the accrued interest that you reported for tax purposes. See "United States Federal Income Tax Consequences."

WHEN CAN THE TRUST REDEEM THE TRUST PREFERRED SECURITIES?

       The trust will redeem all of the outstanding trust preferred securities
when the subordinated debentures are repaid at maturity on July   , 2045 or upon
early redemption. In addition, if W. R. Berkley redeems any subordinated debentures before their maturity, the trust will use the cash it receives on the redemption of the subordinated debentures to redeem, on a proportionate basis, the trust preferred securities and the common securities.

       W. R. Berkley may redeem, before their maturity, at 100% of their principal amount plus accrued and unpaid interest:

       -     all or part of the subordinated debentures on one or more occasions
             any time on or after July   , 2010; or

       - all but not less than all of the subordinated debentures, if certain changes in tax or investment company laws and regulations occur or will occur within 90 days (each of which is a "special event").

       These circumstances are more fully described below under the caption "Description of Securities -- Certain terms of the trust preferred securities -- Redemption" and "-- Special event redemption" in this prospectus supplement.

HOW ARE THE TRUST PREFERRED SECURITIES GUARANTEED?

       W. R. Berkley will fully and unconditionally guarantee the payments of all amounts due on the trust preferred securities to the extent the trust has funds available for payment of such distributions.

       We also are obligated to pay most of the expenses and obligations of the trust (other than the trust's obligations to make payments on the trust preferred securities and common securities, which are covered only by the guarantee).

       The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the trust preferred securities. In other words, if W. R. Berkley does not make a payment on the subordinated debentures, the trust will not have sufficient funds to make payments on the trust preferred securities, and the guarantee will not obligate W. R. Berkley to make those payments on the trust's behalf. In addition, W. R. Berkley's obligations under the guarantee are subordinate to its obligations to other creditors to the same extent as the subordinated debentures. For more information, see "Description of Preferred Securities Guarantees" in the accompanying base prospectus.

WHEN COULD THE SUBORDINATED DEBENTURES BE DISTRIBUTED TO YOU?

       W. R. Berkley, as sponsor of the trust, has the right to dissolve the trust at any time. If W. R. Berkley exercises its right to dissolve the trust, or if the trust dissolves because of certain other specified events (such as its bankruptcy), the trust, after satisfying any creditors it has, will distribute the subordinated debentures to holders of the trust preferred securities and the common securities on a proportionate basis.

WHAT HAPPENS IF THE TRUST IS DISSOLVED AND THE SUBORDINATED DEBENTURES ARE NOT DISTRIBUTED?

       The trust may also be dissolved in circumstances where the subordinated debentures will not be distributed to you. In those situations, after satisfying any of its creditors, the trust will be obligated to pay in cash the liquidation amount of $25 for each trust preferred security plus accumulated distributions to the date such payment is made. The trust will be able to make this distribution of cash only if the subordinated debentures are redeemed by W. R. Berkley.

WILL THE TRUST PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

       The trust has applied to have the trust preferred securities listed on the New York Stock Exchange under the trading symbol "BER PrA." If approved for listing, trading is expected to commence within 30 days after the trust preferred securities are first issued. You should be aware that the listing of the trust preferred securities will not necessarily ensure that an active trading market will be available for the trust preferred securities or that you will be able to sell your trust preferred securities at the price you originally paid for them.

       If the trust distributes the subordinated debentures, W. R. Berkley will use its best efforts to list them on the New York Stock Exchange or wherever the trust preferred securities are then listed.

IN WHAT FORM WILL THE TRUST PREFERRED SECURITIES BE ISSUED?

       The trust preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York. This means that you will not receive a certificate for your trust preferred securities and the trust preferred securities will not be registered in your name. For more details, see the information under the caption "Description of Securities -- Certain terms of the trust preferred securities -- Book-entry-only issuance -- DTC" in this prospectus supplement.

                                  RISK FACTORS

       Before you invest in any trust preferred securities, you should carefully consider the risks involved. Accordingly, you should carefully consider the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors listed below and in other documents incorporated by reference in this prospectus supplement.

       Because the trust will rely on the payments it receives on the subordinated debentures to fund all payments on the trust preferred securities, and because the trust may distribute the subordinated debentures in exchange for the trust preferred securities, you are making an investment decision regarding the subordinated debentures as well as the trust preferred securities. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about the trust preferred securities, the guarantee and the subordinated debentures.

W. R. BERKLEY'S SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES.

       We have now and, after the offering, will continue to have a significant amount of indebtedness. On March 31, 2005, after giving pro forma effect to the
issuance of our 5.60% Seniors Notes due 2015 on May 4, 2005 and our      %
Subordinated Debentures due 2045 to the trust in connection with this offering (but not the expected repayment of indebtedness with certain of the proceeds from either offering), we would have had total indebtedness of approximately $1,417 million.

W. R. BERKLEY MAY INCUR ADDITIONAL INDEBTEDNESS THAT MAY ADVERSELY AFFECT OUR ABILITY TO MEET OUR FINANCIAL OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES.

       The terms of the trust preferred securities do not impose any limitation on our or our subsidiaries' ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the trust preferred securities, including the following:

       - we could have insufficient cash to meet our financial obligations, including our obligations under the subordinated debentures;

       - our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

       - a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

W. R. BERKLEY IS AN INSURANCE HOLDING COMPANY AND, THEREFORE, MAY NOT BE ABLE TO RECEIVE DIVIDENDS IN AMOUNTS NEEDED TO PAY PRINCIPAL OR INTEREST ON THE SUBORDINATED DEBENTURES.

       As an insurance holding company, our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations under the subordinated debentures. During 2005, the maximum amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval is approximately $270 million.

       We cannot assure you that more stringent restrictions will not be adopted from time to time by states in which W. R. Berkley's insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to W. R. Berkley by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

       In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of W. R. Berkley, all creditors of such subsidiary would be entitled to payment in full out of the assets of such subsidiary before W. R. Berkley, as shareholder, would be entitled to any payment. Creditors would have to be paid in full before the creditors of W. R. Berkley, including holders of debt securities, would be entitled to receive any payment from the assets of such subsidiary.

W. R. BERKLEY'S OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES (AND THE GUARANTEE) ARE SUBORDINATED.

       W. R. Berkley's obligations under the subordinated debentures are unsecured and will rank junior in priority of payment to W. R. Berkley's senior indebtedness. This means that W. R. Berkley may not make any payments of principal or interest on the subordinated debentures if it defaults on a payment on its senior indebtedness. For more information on the subordination provisions, see "Description of Securities -- Certain terms of the subordinated debentures -- Subordination" in this prospectus supplement. In the event of the bankruptcy, liquidation or dissolution of W. R. Berkley, its assets would be available to pay obligations under the subordinated debentures only after all payments had been made on its senior indebtedness.

       W. R. Berkley's obligations under the guarantee are unsecured and will rank in priority of payment as follows:

       - junior to all of W. R. Berkley's senior indebtedness in the same manner as the subordinated debentures; and

       - equally with certain guarantees previously issued by W. R. Berkley with respect to certain trust preferred securities and with all other guarantees of securities issued by affiliates of W. R. Berkley similar to the trust preferred securities issued by the trust.

       This means that W. R. Berkley cannot make any payments on the guarantee if it defaults on a payment of any of its senior indebtedness. In the event of the bankruptcy, liquidation or dissolution of W. R. Berkley, its assets would be available to pay obligations under the guarantee only after all payments had been made on its senior indebtedness.

       Neither the subordinated debentures nor the guarantee will limit the ability of W. R. Berkley and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to, or pari passu with, the subordinated debentures and the guarantee.

       For more information, see "Description of Securities -- Certain terms of the subordinated debentures -- Subordination" in this prospectus supplement and "Description of Preferred Securities Guarantees" in the accompanying base prospectus.

IF W. R. BERKLEY DOES NOT MAKE PAYMENTS ON THE SUBORDINATED DEBENTURES, THE TRUST WILL NOT BE ABLE TO PAY DISTRIBUTIONS AND OTHER PAYMENTS ON THE TRUST PREFERRED SECURITIES AND THE GUARANTEE WILL NOT APPLY.

       The trust's ability to make timely distribution and redemption payments, as well as payments of liquidation amounts, on the trust preferred securities is completely dependent upon W. R. Berkley making timely payments on the subordinated debentures when due. If W. R. Berkley defaults on the subordinated debentures, the trust will lack funds for the payments on the trust preferred securities. If this happens, holders of trust preferred securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guarantees that we will make distribution and redemption payments on the trust preferred securities if the trust has the funds to do so itself but does not.

       Instead, you or the property trustee may proceed directly against W. R. Berkley for payment of any amounts due on the trust preferred securities.

       For more information, see "Description of Preferred Securities Guarantees" in the accompanying base prospectus.

YOU ARE NOT ALWAYS ABLE TO DIRECTLY ENFORCE RIGHTS AGAINST US IF AN EVENT OF DEFAULT OCCURS.

       If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the trust preferred securities. In that case, you would rely on the property trustee, as the holder of the junior subordinated debentures, to enforce its rights against us. You may sue us directly only in the following circumstances:

       - If the holders of a majority in liquidation amount of the trust preferred securities direct the property trustee to enforce its rights under the indenture but it does not enforce its rights as directed, you may sue us directly to enforce the property trustee's rights.

       - If an event of default under the trust agreement occurs because of our failure to pay interest or principal on the junior subordinated debentures, you may sue us directly. See "Description of Securities -- Certain terms of the trust preferred securities -- Events of default" and "-- Voting rights" in this prospectus supplement.

THE ABILITY TO DEFER DISTRIBUTIONS MAY HAVE TAX CONSEQUENCES TO YOU AND MAY AFFECT THE TRADING PRICE OF THE TRUST PREFERRED SECURITIES.

       As long as the subordinated debentures are not in default, W. R. Berkley can, on one or more occasions, defer interest payments on the subordinated debentures for up to 20 consecutive quarters, but not beyond the maturity date of the subordinated debentures. Because interest payments on the subordinated debentures fund the distributions on the trust preferred securities, each such deferral would result in a corresponding deferral of distributions on the trust preferred securities.

       W. R. Berkley has no current intention to defer interest payments on the subordinated debentures. However, if it does so in the future, the trust preferred securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if W. R. Berkley does not do so, its right to defer interest payments on the subordinated debentures could mean that the market price for the trust preferred securities may be more volatile than that of other securities without interest deferral rights.

       If W. R. Berkley defers the payment of interest on the subordinated debentures, the subordinated debentures will be treated as being reissued at that time with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, for United States federal income tax purposes you will be required to accrue interest income with respect to the subordinated debentures each year on an economic accrual basis, including during a deferral period, and to include those amounts in your gross income before you receive any cash distributions relating to those interest payments. If you sell your trust preferred securities prior to the record date for the first distribution after a deferral period, you will not receive the cash related to the accrued interest that you reported for tax purposes.

       For more information regarding the tax consequences of purchasing the trust preferred securities, see below under the caption "United States Federal Income Tax Consequences" in this prospectus supplement.

THE TRUST PREFERRED SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN.

       Generally, the subordinated debentures (and therefore the trust preferred
securities) may not be redeemed prior to July   , 2010. However, if certain
special events occur relating to changes in tax law or the Investment Company Act of 1940, then W. R. Berkley will be able to redeem all of the subordinated debentures at a price equal to 100% of their principal amount plus any accrued and unpaid interest. If such a redemption happens, the trust must use the redemption price it receives to redeem all of the trust preferred securities and the common securities on a proportionate basis, unless an event of default under the trust agreement has occurred and is continuing. In such case, the trust preferred securities will be redeemed before any common securities.

       The redemption of the trust preferred securities would be a taxable event to you for United States federal income tax purposes.

       In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the trust preferred securities.

THE TRUST PREFERRED SECURITIES MAY BE REDEEMED ON OR AFTER JULY   , 2010, AT W.
R. BERKLEY'S OPTION.

       At W. R. Berkley's option, some or all of the subordinated debentures may
be redeemed at any time on or after July   , 2010, at a redemption price equal
to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of Securities -- Certain terms of the debentures -- Redemption" in this prospectus supplement. You should assume that W. R. Berkley will exercise its redemption option when prevailing interest rates at the time are lower than the interest rate on the subordinated debentures, so that the redemption proceeds generally will not be able to be reinvested in a comparable security at as high a rate. If W. R. Berkley exercises such redemption option, the trust will use the cash it receives upon the redemption of the subordinated debentures to redeem an equivalent liquidation amount of the trust preferred securities and the common securities on a proportionate basis, unless an event of default under the trust agreement has occurred and is continuing. In such a case, the trust preferred securities will be redeemed before any common securities.

       See "Description of Securities -- Certain terms of the trust preferred securities -- Redemption" in this prospectus supplement for more information.

DISTRIBUTION OF SUBORDINATED DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICE.

       W. R. Berkley has the right to dissolve the trust at any time. If W. R. Berkley exercises this right, the trust, after satisfying any creditors it has, will be liquidated by distribution of the subordinated debentures to holders of the trust preferred securities and the common securities. Under current United States federal income tax laws, a distribution of subordinated debentures to you on the dissolution of the trust would not be a taxable event to you. See "United States Federal Income Tax Consequences -- Distribution of subordinated debentures upon liquidation of W. R. Berkley Capital Trust II" in this prospectus supplement for more information.

       W. R. Berkley has no current intention of causing the dissolution of the trust and the distribution of the subordinated debentures. However, there are no restrictions on its ability to do so at any time. W. R. Berkley anticipates that it would consider exercising this right in the event that expenses associated with maintaining the trust became substantially greater than currently expected, such as if a special event occurred. W. R. Berkley cannot predict the other circumstances under which this right may be exercised.

       Although W. R. Berkley will use its best efforts to list the subordinated debentures on the New York Stock Exchange (or any other exchange or organization on which the trust preferred securities are then listed) if they are distributed, we cannot assure you that the subordinated debentures will be approved for listing or that a liquid trading market for the subordinated debentures will be available.

       W. R. Berkley cannot predict the market prices for the subordinated debentures that may be distributed. Accordingly, the subordinated debentures that you receive upon a distribution, or the trust preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the trust preferred securities.

       Because you may receive subordinated debentures, you should make an investment decision with regard to the subordinated debentures in addition to the trust preferred securities. You should carefully review all the information regarding the subordinated debentures contained in this prospectus supplement and the accompanying base prospectus. See "United States Federal Income Tax Consequences -- Distribution of subordinated debentures upon liquidation of W.
R. Berkley Capital Trust II" in this prospectus supplement for more information.

W. R. BERKLEY GENERALLY WILL CONTROL THE TRUST BECAUSE YOUR VOTING RIGHTS ARE VERY LIMITED.

       You will only have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees. These rights will be exercised by W. R. Berkley as the holder of the common securities. For more information, see below under the caption "W. R. Berkley Capital Trust II" in this prospectus supplement.

AN ACTIVE TRADING MARKET FOR THE TRUST PREFERRED SECURITIES MAY NOT DEVELOP.

       We expect that the trust preferred securities will be approved for listing on the New York Stock Exchange within 30 days after issuance. However, the listing of the trust preferred securities on an exchange does not guarantee that an active market will be available for the trust preferred securities or that you will be able to sell your trust preferred securities at or above the price you originally paid for them.

       If the trust preferred securities are not approved for listing on the New York Stock Exchange, the underwriters have indicated that they expect to continue market-making activities in the trust preferred securities. They are not obligated to do so, however, and could discontinue those activities at any time.

                           FORWARD-LOOKING STATEMENTS

       This prospectus supplement and the accompanying prospectus and those documents incorporated by reference herein and therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continued," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements related to our outlook for the industry and for our performance for the year 2005 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to:

       -     the cyclical nature of the property casualty insurance industry;

       - the long-tail and potentially volatile nature of the reinsurance business;

       -     product demand and pricing;

       -     claims development and the process of estimating reserves;

       -     the uncertain nature of damage theories and loss amounts;

       - natural and man-made catastrophic losses, including as a result of terrorist activities;

       -     the impact of competition;

       -     availability of reinsurance;

       - exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002 ("TRIA") and the expected expiration of TRIA on December 31, 2005;

       - the ability of our reinsurers to pay reinsurance recoverables owed to us;

       - investment results, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments;

       - exchange rates and political risks relating to our international operations;

       - legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry;

       -     changes in the ratings assigned to us by ratings agencies;

       - the availability of dividends from our insurance company subsidiaries;

       - our ability to successfully acquire and integrate companies and invest in new insurance ventures;

       -     our ability to attract and retain qualified employees; and

       - our risks detailed from time to time in our filings with the Securities and Exchange Commission, or SEC.

       We describe some of these risks and uncertainties in greater detail under the caption "Risk Factors" above, in the "Risk Factors" section beginning on page 3 of the accompanying prospectus and under the caption "Certain Factors That May Affect Future Results" in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference. These risks and uncertainties could cause our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements speak only as of the date on which they are made. For a discussion of factors that could cause actual results to differ, see "Risk Factors" above and in the accompanying prospectus and the information contained in our publicly available filings with the SEC. These filings are described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                  THE COMPANY

       We are an insurance holding company which, through our subsidiaries, presently operates in five segments of the property casualty insurance business:

       - specialty lines of insurance, including excess and surplus lines, professional liability and commercial transportation;

       -     regional commercial property casualty insurance;

       - alternative markets, including workers' compensation and the management of self-insurance programs;

       -     reinsurance, including treaty, facultative and Lloyd's business;
             and

       -     international.

       Our holding company structure provides us with the flexibility to respond to local or specific market conditions and to pursue specialty business niches. It also allows us to be closer to our customers in order to better understand their individual needs and risk characteristics. Our structure allows us to capitalize on the benefits of economies of scale through centralized capital, investment and reinsurance management and actuarial, financial and corporate legal staff support.

       Our specialty insurance and reinsurance operations are conducted nationwide, as well as in the United Kingdom. Regional insurance operations are conducted primarily in the Midwest, New England, Southern (excluding Florida) and Mid Atlantic regions of the United States. Alternative markets operations are conducted throughout the U.S. International operations are conducted in Argentina and the Philippines.

                         W. R. BERKLEY CAPITAL TRUST II

GENERAL

       The trust is a statutory trust created under Delaware law pursuant to a trust agreement and a certificate of trust, as filed with the Secretary of State of the State of Delaware on March 22, 2001. The trust agreement will be amended and restated in its entirety, referred to as the "trust agreement," substantially in the form filed with the SEC by W. R. Berkley and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the trust preferred securities, the purchasers thereof will own all the trust preferred securities. W. R. Berkley will directly or indirectly own all the issued and outstanding common securities of the trust. The trust exists for the exclusive purposes of:

       - issuing the trust preferred securities and the common securities representing undivided beneficial interests in the assets of the trust;

       - investing the gross proceeds of the trust preferred securities and the common securities in the subordinated debentures; and

       - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

       The trust has a term of approximately 55 years, but may be terminated earlier as provided in the trust agreement.

       Pursuant to the trust agreement, the number of trustees initially will be four. The two regular trustees are employees or officers of W. R. Berkley. The Bank of New York will act as the property trustee and The Bank of New York (Delaware) will act as the Delaware trustee of the trust, in each case until removed or replaced by the holder of the common securities. The property trustee and the Delaware trustee may at any time be removed or replaced by the holder of the common securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will also act as indenture trustee under the guarantee. See "Description of Preferred Securities Guarantees" in the accompanying base prospectus.

       The property trustee will hold title to the subordinated debentures for the benefit of the trust and the holders of the trust preferred securities and common securities. So long as the subordinated debentures are held by the trust, the property trustee will have the power to exercise all rights, powers and privileges of a holder of subordinated debentures under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debentures for the benefit of the holders of the trust preferred securities and common securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust preferred securities and common securities out of funds from the property account. The Bank of New York will hold the guarantee for the benefit of the holders of the trust preferred securities. W. R. Berkley, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any trustee (subject to the limitations set forth in the trust agreement) and to increase or decrease the number of trustees. W. R. Berkley will pay all fees, expenses, debts and obligations (other than with respect to the trust preferred securities and common securities) related to the trust and the offering of the trust preferred securities.

       The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the trust agreement, the Delaware Statutory Trust Act, the indenture and the Trust Indenture Act. See "Description of Securities -- Certain terms of the trust preferred securities" in this prospectus supplement.

                                USE OF PROCEEDS

       The proceeds of the trust (without giving effect to expenses of the offering payable by W. R. Berkley or any compensation payable to the underwriters) from the sale of the trust preferred securities will be $200,000,000. The trust will invest all proceeds from the sale of the trust preferred securities and the common securities in the subordinated debentures.

       W. R. Berkley expects to receive approximately $193,350,000 in net proceeds (222,405,000 if the underwriters' over-allotment option is exercised in full) from the sale of the subordinated debentures, after deducting the underwriting discount and commission and estimated offering expenses and the purchase price of the common securities. W. R. Berkley intends to use the net proceeds to redeem on or after December 15, 2006, in whole or in part, its 8.197% Junior Subordinated Debentures due 2045. Any proceeds not used for redemption of such indebtedness will be used for general corporate purposes. Until we use the net proceeds of this offering, we intend to invest the net proceeds primarily in U.S. Treasury and government agency obligations, money market funds and high grade corporate debt securities.

                                 CAPITALIZATION

       The following table shows our capitalization at March 31, 2005, and as adjusted to give effect to the principal amount of our 5.60% Senior Notes due 2015 offered by the prospectus supplement dated May 4, 2005 and the principal
amount of our      % Subordinated Debentures due 2045 to be issued by us to the trust in connection with the offering of the trust preferred securities offered by this prospectus supplement (but not the expected repayment of indebtedness with certain of the proceeds from either offering). You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                         AS OF MARCH 31, 2005
                                                      --------------------------
                                                        ACTUAL       AS ADJUSTED
                                                      ----------     -----------
                                                            (IN THOUSANDS,
                                                       EXCEPT PERCENTAGE DATA)
Debt*...............................................  $  808,594     $  808,594
5.60% Senior Notes due 2015.........................          --        200,000
8.197% Junior Subordinated Debentures due 2045......     208,296        208,296
    % Subordinated Debentures due 2045..............          --        200,000
                                                      ----------     ----------
     Total debt.....................................   1,016,890      1,416,890
Minority interest...................................      46,870         46,870
Stockholders' equity:
  Preferred stock, par value $.10 per share:
     No shares issued...............................          --             --
  Common stock, par value $.20 per share............      31,351         31,351
  Additional paid-in capital........................     823,211        823,211
  Retained earnings.................................   1,469,023      1,469,023
  Accumulated other comprehensive income............      49,724         49,724
  Treasury stock, at cost...........................    (205,922)      (205,922)
                                                      ----------     ----------
     Total stockholders' equity.....................   2,167,387      2,167,387
                                                      ----------     ----------
       Total capitalization.........................  $3,231,147     $3,631,147
                                                      ==========     ==========
Ratios:
  Total debt to total capitalization................        31.5%          39.0%

---------------

* The capitalization table does not reflect repayment of approximately $40 million of 6.375% Senior Notes on April 15, 2005.

                            SELECTED FINANCIAL DATA

       The following selected financial information for the years ended December 31, 2004, 2003, 2002, 2001, and 2000 has been derived from previously published audited consolidated financial statements of W. R. Berkley, prepared in accordance with generally accepted accounting principles, which have been audited and reported upon by KPMG LLP, independent registered public accounting firm. The selected financial information for the three months ended March 31, 2005 and 2004 is unaudited but, in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The selected financial information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and the accompanying notes thereto incorporated by reference herein and the related Management's Discussion and Analysis of Financial Condition and Results of Operations associated therewith and incorporated by reference herein. Per share amounts have been adjusted to reflect the 3-for-2 common stock split effected April 8, 2005.

                                  AS OF OR FOR THE
                                 THREE MONTHS ENDED                         AS OF OR FOR THE YEAR ENDED
                                      MARCH 31,                                    DECEMBER 31,
                              -------------------------   ---------------------------------------------------------------
                                 2005          2004          2004          2003         2002         2001         2000
                              -----------   -----------   -----------   ----------   ----------   ----------   ----------
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)   (UNAUDITED)
CONSOLIDATED STATEMENTS OF
  INCOME DATA:
  Premiums written..........  $ 1,188,168   $ 1,086,702   $ 4,266,361   $3,670,515   $2,710,490   $1,858,096   $1,506,244
  Net premiums earned.......    1,039,975       951,532     4,061,092    3,234,610    2,252,527    1,680,469    1,491,014
  Net investment income.....       89,558        68,489       291,295      210,056      187,875      195,021      210,448
  Service fees..............       30,299        28,239       109,344      101,715       86,095       75,771       68,049
  Realized investment and
    foreign currency gains
    (losses)................         (361)       29,907        48,268       81,692       37,070      (11,494)       8,364
  Total revenues............    1,159,988     1,078,705     4,512,235    3,630,108    2,566,084    1,941,797    1,781,287
  Interest expense..........       18,125        15,771        66,423       54,733       45,475       45,719       47,596
  Income (loss) before
    income taxes............      173,912       170,651       638,513      489,304      259,433     (151,394)      40,851
  Income tax (expense)
    benefit.................      (52,729)      (54,026)     (196,235)    (150,626)     (84,139)      56,661       (2,451)
  Minority interest.........         (312)         (470)       (3,446)      (1,458)        (249)       3,187       (2,162)
  Income (loss) before
    change in accounting
    principle...............      120,871       116,155       438,832      337,220      175,045      (91,546)      36,238
  Cumulative effect of
    change in accounting
    principle...............           --          (727)         (727)          --           --           --           --
  Net income (loss).........      120,871       115,428       438,105      337,220      175,045      (91,546)      36,238
PER COMMON SHARE DATA:
  Income (loss) per basic
    share...................         0.96          0.92          3.48         2.71         1.53        (0.93)        0.42
  Income (loss) per diluted
    share...................         0.91          0.88          3.31         2.58         1.47        (0.93)        0.41
  Stockholders' equity......        17.10         14.41         16.69        13.43        10.75         8.30         7.86
  Cash dividends declared...         0.05          0.05          0.19         0.19         0.16         0.16         0.16
  Weighted average shares
    outstanding:
    Basic...................      126,558       125,511       125,942      124,686      114,492       98,343       86,508
    Diluted.................      133,124       131,384       132,272      130,595      119,078      103,125       87,722
CONSOLIDATED BALANCE SHEET
  DATA:
  Investments(1)............  $ 8,703,597   $ 6,916,089   $ 8,341,944   $6,480,713   $4,663,100   $3,607,586   $3,112,540
  Total assets..............   12,159,640    10,072,309    11,451,033    9,334,685    7,031,323    5,633,509    5,022,070
  Reserves for losses and
    loss expenses...........    5,735,423     4,466,113     5,449,611    4,192,091    3,167,925    2,763,850    2,475,805
  Junior subordinated
    debentures..............      208,296       208,252       208,286      193,336      198,251      198,210      198,169
  Senior notes and other
    debt....................      808,594       659,492       808,264      659,208      362,985      370,554      370,158
  Stockholders' equity......    2,167,387     1,811,494     2,109,702    1,682,562    1,335,199      931,595      680,896

------------

(1) Including cash and equivalents, trading account receivable from brokers and clearing organizations and trading account securities sold but not yet purchased and unsettled purchases.

                       RATIO OF EARNINGS TO FIXED CHARGES

       The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of the computation of ratio of earnings to fixed charges, earnings consist of income before income taxes, change in accounting and extraordinary items plus fixed charges. Fixed charges consist of interest expense, plus capitalized interest, amortization of financing costs and one-third of minimum rental payments under operating leases. For 2001, our earnings under the above definitions were negative. Because of such losses, our fixed charges during 2001 exceeded our earnings by $148.2 million.

                                   THREE MONTHS
                                      ENDED           YEAR ENDED DECEMBER 31,
                                    MARCH 31,     --------------------------------
                                       2005       2004   2003   2002   2001   2000
                                   ------------   ----   ----   ----   ----   ----
Ratio of earnings to fixed             9.9        9.8    9.0    6.0    N/A    1.7
  charges........................

                           DESCRIPTION OF SECURITIES

       This prospectus supplement and the accompanying base prospectus contain the material terms and conditions for the trust preferred securities, the subordinated debentures and the guarantee. However, the summaries in this prospectus supplement and the base prospectus are not meant to be a complete description of the trust preferred securities, the subordinated debentures or the guarantee. For more information, refer to the trust agreement, the subordinated indenture, as supplemented to date, including by Supplemental Indenture No. 1 to be entered into in connection with this offering, and the guarantee. Forms of these documents will be filed with the SEC by W. R. Berkley as exhibits to a Current Report on Form 8-K and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus are a part. Please refer to these documents rather than to the references to the sections thereof contained in the base prospectus. All terms used in this prospectus supplement and the accompanying base prospectus that are not defined in this prospectus supplement and the accompanying base prospectus have the meanings given to them in the trust agreement, the indenture and the guarantee.

CERTAIN TERMS OF THE TRUST PREFERRED SECURITIES

  DISTRIBUTIONS

       The trust preferred securities represent undivided beneficial interests in the assets of the trust. The only assets of the trust will be the subordinated debentures. Distributions on the trust preferred securities are
cumulative and will accumulate from July   , 2005, at the annual rate of      %
of the $25 liquidation amount of each trust preferred security. Distributions will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning October 30, 2005. Distributions not paid when
due will themselves accumulate distributions at the annual rate of      % (to
the extent permitted by law). When we refer to any payment of distributions, any such additional distributions are included. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any partial period will be computed on the basis of the actual number of days elapsed in such 90-day quarterly period.

       If distributions are payable on a date that is not a business day (as defined below), payment will be made on the next business day (and without any interest or other payment in respect of such delay). However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means any day other than a day on which banking institutions in New York, New York or Wilmington, Delaware, are authorized or required by law or executive order to close.

  DEFERRAL OF DISTRIBUTIONS

       So long as no event of default has occurred and is continuing under the subordinated debentures, W. R. Berkley may, on one or more occasions, defer interest payments on the subordinated debentures to the trust for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend
beyond the stated maturity date of the subordinated debentures on July   , 2045.
If W. R. Berkley defers interest payments on the subordinated debentures, the trust will also defer quarterly distributions on the trust preferred securities to you. During a deferral period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accumulate distributions at the rate stated above (to the extent permitted by law).

       Once W. R. Berkley makes all deferred interest payments on the subordinated debentures, with accrued interest, it may again defer interest payments on the subordinated debentures if no event of default under the subordinated debentures has then occurred and is continuing.

       W. R. Berkley has no current intention of deferring interest payments on the subordinated debentures. If W. R. Berkley defers interest payments on the subordinated debentures, W. R. Berkley will be subject to certain restrictions relating to the payment of dividends on or redemption of its capital stock and payments on its debt securities that rank equal with or junior to the subordinated debentures. See

"-- Certain terms of the subordinated debentures -- Option to extend interest payment period" in this prospectus supplement.

  PAYMENT OF DISTRIBUTIONS

       Distributions on the trust preferred securities will be payable to holders named on the securities register of the trust on the relevant record date. As long as the trust preferred securities are represented by a global security, the record date for the payment of distributions will be one business day before the relevant payment date. If the trust preferred securities are ever issued in certificated form, the record date for the payment of distributions will be the fifteenth day of the last month of each quarterly distribution period, even if that day is not a business day.

       As long as the trust preferred securities are represented by a global security, payments on the trust preferred securities will be made in immediately available funds to DTC, the depositary for the trust preferred securities. If the trust preferred securities are ever issued in certificated form, payment of distributions on the trust preferred securities will be made by check mailed on or before the due date to the holders thereof on the relevant record date.

  REDEMPTION

       W. R. Berkley will repay the subordinated debentures at maturity on July , 2045. W. R. Berkley may, before their maturity, redeem:

       -     all or some of the subordinated debentures on one or more occasions
             anytime on or after July   , 2010; and

       -     all but not less than all of the subordinated debentures before
             July   , 2010, if certain changes in tax or investment company law occur or will occur within 90 days (each of which is referred to as a "special event" and is more fully described under "-- Certain terms of the trust preferred securities -- Special event redemption" in this prospectus supplement).

       When W. R. Berkley repays some or all of the subordinated debentures,
either at maturity on July   , 2045 or upon early redemption, the trust will use
the cash it receives upon the redemption of the subordinated debentures to redeem a like liquidation amount of the trust preferred securities and, unless an event of default under the trust agreement has occurred and is continuing, the common securities. The trust preferred securities and common securities (if applicable) will be redeemed at a price equal to their liquidation amount of $25 per security plus accumulated distributions. The redemption price for the subordinated debentures is 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See "Certain terms of the subordinated debentures -- Redemption" in this prospectus supplement.

       If less than all of the trust preferred securities and common securities are to be redeemed in situations where common securities may be redeemed consistent with the provisions described under "Subordination of common securities" in this prospectus supplement, then the total liquidation amount of trust preferred securities and common securities to be redeemed will be allocated proportionately based on the liquidation amount of the trust preferred securities and the common securities.

  SPECIAL EVENT REDEMPTION

       Upon the occurrence of a tax event or an investment company event, each as defined below, W. R. Berkley may redeem all but not less than all of the subordinated debentures within 90 days following the occurrence of the event, which is referred to as a special event.

       "Tax event" means that the trust has received an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that:

       - the trust is or, within 90 days of the date of such opinion, would be subject to United States federal income tax with respect to interest accrued or received on the subordinated debentures;

       - interest payable by W. R. Berkley on the subordinated debentures is not or, within 90 days of the date of such opinion, would not be deductible by W. R. Berkley in whole or in part for United States federal income tax purposes; or

       - the trust is or, within 90 days of the date of such opinion, would be subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

       In order to constitute a "tax event," the events listed in the bullets above must be the result of an

       - amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation where such amendment or change becomes effective on or after the date of this prospectus supplement; or

       - official or administrative pronouncement or action, or judicial decision, interpreting or applying such laws or regulations where such pronouncement, action or decision is announced or occurs on or after the date of this prospectus supplement.

       "Investment company event" means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" under the Investment Company Act of 1940 that is required to be registered under this law, which change becomes effective on or after the date of this prospectus supplement.

  REDEMPTION PROCEDURES

       The trust will give you at least 30 days', but not more than 60 days', written notice before any redemption of trust preferred securities. To the extent funds are available for payment, the trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the trust preferred securities being redeemed. The trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the trust preferred securities. Distributions to be paid on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

       Once notice of redemption is given and funds are irrevocably deposited, distributions on the trust preferred securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the trust preferred securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

       If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

       If payment of the redemption amount for any trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by W. R. Berkley, distributions on the trust preferred securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

       In compliance with applicable law (including the United States federal securities laws), W. R. Berkley or its affiliates may, at any time, purchase outstanding trust preferred securities by tender, in the open market, or by private agreement.

  EVENTS OF DEFAULT

       An event of default under the indenture constitutes an event of default under the trust agreement with respect to the trust preferred securities; provided, however, that pursuant to the trust agreement, the holder of the common securities will be deemed to have waived any trust agreement event of default with respect to the common securities until all trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust agreement event of default with respect to the trust preferred securities has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the trust agreement, and therefore the indenture.

       Upon the occurrence of a trust agreement event of default, the indenture trustee or the property trustee will have the right under the indenture to declare the principal of and interest on the subordinated debentures to be immediately due and payable.

  VOTING RIGHTS

       Subject to the requirement of the property trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in total liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred on the property trustee under the trust agreement, including the right to direct the property trustee, as holder of the subordinated debentures, to:

       - exercise the remedies available under the indenture with respect to the subordinated debentures,

       - waive any past indenture event of default that is waivable under the indenture, or

       - exercise any right to rescind or annul a trust agreement that the principal of all the subordinated debentures shall be due and payable, or consent to any amendment, modification or termination of the indenture or the subordinated debentures, where such consent should be required.

       However, where a consent or action under the indenture would require the consent or act of the holders of greater than a majority in principal amount of subordinated debentures affected thereby, the property trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the trust preferred securities that the relevant super-majority represents of the total principal amount of the subordinated debentures outstanding. The property trustee shall notify all holders of the trust preferred securities of any notice of default received from the indenture trustee with respect to the subordinated debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee shall not take any of the actions described in the bullet points above unless the property trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

       In the event the consent of the property trustee, as the holder of the subordinated debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture or the subordinated debentures, the property trustee will request the direction of the holders of the trust preferred securities with respect to such amendment, modification or termination. The property trustee will then vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust preferred securities voting together as a single class. However, where a consent under the indenture would require the consent of a super-majority, the property trustee may only give its consent at the direction of the holders of at least the proportion in liquidation amount of the trust preferred securities which the relevant super-majority represents of the total principal amount of the subordinated debentures outstanding. The property trustee shall not take any such action in accordance with the directions of the holders of the trust preferred securities unless the property trustee has obtained an opinion of tax counsel to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

  SUBORDINATION OF COMMON SECURITIES

       Payment of distributions on, and the redemption and liquidation amount of, the trust preferred securities and the common securities will be made proportionately based on the total liquidation amounts of the trust preferred securities and the common securities. However, if an event of default under the trust agreement has occurred and is continuing, no payments may be made on the common securities unless all unpaid amounts on the trust preferred securities have been provided for or paid in full.

       If an event of default under the trust agreement has occurred and is continuing, the common securities holder will be deemed to have waived any right to take any action with respect to the event of default until the event of default has been cured, waived or eliminated. Until any event of default has been cured, waived or eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities, and these holders will have the right to direct the property trustee to act on their behalf.

  BOOK-ENTRY-ONLY ISSUANCE -- DTC

       The trust preferred securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of, DTC or its nominee. This means that the trust will not issue certificates to you for the trust preferred securities. Each global security will be issued to DTC, which will keep a computerized record of its participants, known as direct participants, whose clients have purchased the trust preferred securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Each participant will then keep a record of its clients. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

       Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its direct participants. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates.

       DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies, known as indirect participants, that work through a direct participant. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers.

       DTC has advised W. R. Berkley and the trust that DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934.

       Purchases under the DTC system. When you purchase trust preferred securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the trust preferred securities on DTC's records. Because you actually own the trust preferred security, you are the beneficial owner. Your ownership interest will be recorded only on the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of the trust preferred securities. DTC's records show only the identity of the direct participants and the amount of the trust preferred securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers.

       Payments under the DTC system. The property trustee will wire payments on the trust preferred securities to DTC's nominee. W. R. Berkley, the trust and the property trustee will treat DTC's nominee as the owner and holder of each global security representing trust preferred securities for all purposes. Accordingly, W. R. Berkley, the trust and the property trustee will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

       Any redemption notices will be sent by W. R. Berkley and the property trustee directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner. If less than all the trust preferred securities are being redeemed, DTC's practice is to choose by lot the amount of the interest of each direct participant to be redeemed. The direct participant will then use an appropriate method to allocate the redemption among its beneficial owners.

       It is DTC's current practice, upon receipt of any payment of distributions or liquidation or redemption amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with trust preferred securities on a record date, by using an omnibus proxy. Payments by direct participants to owners of beneficial interests in the global securities, and voting by direct participants, will be based on the customary practices between the direct participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the direct participants and not of DTC, the property trustee, W. R. Berkley or the trust.

       Exchange of global securities. Trust preferred securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

       - DTC is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the trust within 90 days; or

       - W. R. Berkley decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

       If the book-entry-only system is discontinued, the property trustee will keep the registration books for the trust preferred securities at its corporate office and follow the practices and procedures discussed below.

  CERTIFICATED SECURITIES -- REGISTRATION AND TRANSFER

       If the trust issues certificated securities, they will be registered in the name of the security holder. The trust preferred securities may be transferred or exchanged, based on administrative procedures in the trust agreement, without the payment of any service charge (other than any tax or other governmental charge) by contacting the property trustee, The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration.

CERTAIN TERMS OF THE SUBORDINATED DEBENTURES

       The subordinated debentures will be issued as a series pursuant to a supplemental indenture or a resolution of W. R. Berkley's board of directors or a committee thereof as provided for in the indenture.

  SUBORDINATION

       The subordinated debentures are unsecured and are junior in right of payment to all of W. R. Berkley's senior indebtedness. W. R. Berkley may not make any payments of principal (including redemption payments) or interest on the subordinated debentures if it defaults on a payment on its senior indebtedness or if another event of default exists and is continuing. See "Description of Debt Securities -- Subordination of the Subordinated Debt Securities" in the accompanying base prospectus for more detailed information.

       On any distribution of assets of W. R. Berkley to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings, all principal, premium, if any, and interest due or to become due on all senior indebtedness must be paid in full before the holders of the subordinated debentures are entitled to receive or retain any payment.

       Neither the subordinated debentures nor the guarantee will limit the ability of W. R. Berkley and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debentures and the guarantee. On March 31, 2005, after giving pro forma effect to the issuance of our 5.60% Seniors Notes due 2015 on May 4, 2005
and our      % Subordinated Debentures due 2045 to the trust in connection with this offering (but not the expected repayment of indebtedness with certain of the proceeds from either offering), we would have had total indebtedness of approximately $1,417 million. See "Capitalization" and "Use of Proceeds" in this prospectus supplement.

       The subordinated debentures will mature on July   , 2045, and will bear
interest, accruing from July   , 2005, at the annual rate of    % of their
principal amount, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning October 30, 2005. Interest payments not paid when due will themselves accrue additional interest at the annual rate of
   % (to the extent permitted by law). When we refer to any payment of interest, interest includes such additional interest and any additional amounts, as defined below. The interest payment provisions for the subordinated debentures correspond to the distribution provisions of the trust preferred securities. The subordinated debentures do not have a sinking fund. This means that W. R. Berkley is not required to make any principal payments prior to maturity.

  ADDITIONAL SUMS

       If the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then W. R. Berkley will be required to pay additional amounts on the subordinated debentures so that after the trust pays any taxes, the trust will be in the same position it would have been if it did not have to pay such taxes.

  REDEMPTION

       W. R. Berkley may redeem, before their maturity:

       -     all or some of the subordinated debentures on one or more occasions
             anytime on or after July   , 2010; or

       -     all but not less than all of the subordinated debentures before
             July   , 2010, upon the occurrence of a special event.

       If W. R. Berkley decides to redeem subordinated debentures in these circumstances, the redemption price of each subordinated debenture redeemed will be equal to 100% of the principal amount of such debenture plus any accrued and unpaid interest (including any additional interest) on such subordinated debenture to the date of redemption.

  DISTRIBUTION OF SUBORDINATED DEBENTURES

       If the property trustee distributes the subordinated debentures to the trust preferred securities holders and common securities holder upon the dissolution and liquidation of the trust, the subordinated debentures will be issued in denominations of $25 principal amount and integral multiples thereof.
W. R. Berkley anticipates that the subordinated debentures would be distributed in the form of one or more global securities and DTC, or any successor depositary for the trust preferred securities, would act as depositary for the subordinated debentures. The depositary arrangements for the subordinated debentures would be substantially similar to those in effect for the trust preferred securities.

       For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption, other notices and other matters, see "Certain terms of the trust preferred securities -- Book-entry-only issuance -- DTC" in this prospectus supplement.

  OPTION TO EXTEND INTEREST PAYMENT PERIOD

       W. R. Berkley may, on one or more occasions, defer interest payments on the subordinated debentures for up to 20 consecutive quarterly periods, if no event of default has occurred and is continuing with respect to the subordinated debentures. A deferral of interest payments cannot extend beyond the stated maturity date of the subordinated debentures. No interest will be due and payable on the subordinated debentures until the end of the deferral period unless the subordinated debentures are redeemed prior to such time.

       W. R. Berkley may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption or maturity date, W. R. Berkley will be obligated to pay all accrued and unpaid interest.

       Once W. R. Berkley makes all interest payments on the subordinated debentures, with accrued interest, it may again defer interest payments on the subordinated debentures if no event of default under the subordinated debentures has then occurred and is continuing.

       During any deferral period and subject to certain exceptions, W. R. Berkley will not be permitted to:

       - declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to any shares of its capital stock;

       - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities issued by W. R. Berkley that rank equal with or junior to the subordinated debentures; or

       - make any guarantee payments with respect to any guarantee by W. R. Berkley of the debt securities of W. R. Berkley if such guarantee ranks equal with or junior to the subordinated debentures.

       Because the subordinated debentures to be issued to the trust will rank equal with all other series of subordinated debt securities of W. R. Berkley initially issued to the other trusts referred to in the accompanying base prospectus or to certain other trusts, partnerships or other entities affiliated with W. R. Berkley, during an interest deferral period, W. R. Berkley will not be permitted to make payments on such other series of subordinated debt securities. Likewise, if W. R. Berkley defers interest payments on any other of such series of junior subordinated debt securities, it is not expected that W.
R. Berkley will be permitted to make payments on the subordinated debentures.

       The restrictions described in the bullet points above will also apply if there occurs and is continuing a default or event of default under the indenture or if W. R. Berkley defaults on its obligations under the guarantee.

       W. R. Berkley will give the trust, the regular trustees, the property trustee and the indenture trustee notice if it decides to defer interest payments on the subordinated debentures. As long as the subordinated debentures are held by the trust, W. R. Berkley will give that notice at least 10 business days before the earlier of:

       - the next date distributions on the trust preferred securities are payable or

       - the date the trust is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the trust preferred securities of the record date or the date distributions are payable.

       There is no limitation on the number of times that W. R. Berkley may elect to begin a deferral period. The regular trustees will give notice to the property trustee and the holders of trust preferred securities if W. R. Berkley decides to defer interest payments on the subordinated debentures.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities. Unless otherwise stated, this summary deals only with United States holders, as defined below, who purchase the trust preferred securities upon original issuance at their original issue price. For purposes of this summary, a "United States holder" means a beneficial owner of a trust preferred security that is:

       -     an individual citizen or resident of the United States;

       - a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; or

       - a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust.

       This summary does not address all aspects of United States federal income taxation that may be relevant to United States holders in light of their particular circumstances, such as United States holders who are subject to special tax treatment, for example, dealers in securities or currencies, banks, regulated investment companies, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting, persons liable for alternative minimum tax, insurance companies, persons holding trust preferred securities as part of a straddle, hedge, conversion transaction or other integrated investment and persons whose functional currency is not the U.S. Dollar. In addition, this summary does not address any aspects of state, local or foreign tax law. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," the Treasury regulations promulgated under the Code and administrative and judicial interpretations, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect.

       Furthermore, if a partnership holds the trust preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the trust preferred securities, you should consult your own tax advisors.

       The statements of law and legal conclusions in this summary represent the opinion of Willkie Farr & Gallagher LLP, special tax counsel to W. R. Berkley and W. R. Berkley Capital Trust II, which we refer to as "tax counsel." The authorities on which this summary is based are subject to various interpretations, and the opinion of tax counsel is not binding on the Internal Revenue Service, which we refer to as the "IRS," or the courts.

       YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES.

CLASSIFICATION OF W. R. BERKLEY CAPITAL TRUST II

       Tax counsel is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement, and based upon certain facts and assumptions contained in such opinion, W. R. Berkley Capital Trust II will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided interest in the subordinated debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the subordinated debentures. See below under the caption "-- Interest income and original issue discount."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

       W. R. Berkley intends to take the position that the subordinated debentures will be classified for United States federal income tax purposes as indebtedness of W. R. Berkley. W. R. Berkley,

W. R. Berkley Capital Trust II and you, by your acceptance of a beneficial ownership interest in a trust preferred security, agree to treat the subordinated debentures as indebtedness of W. R. Berkley for United States federal income tax purposes. No assurance can be given, however, that such position of W. R. Berkley will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the subordinated debentures will be classified as indebtedness of
W. R. Berkley for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

       We anticipate that the subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. In this case, subject to the discussion below, the subordinated debentures will not be subject to the original issue discount, which we refer to as "OID," rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

       Under the Treasury regulations relating to OID, a debt instrument will be deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid.
W. R. Berkley believes the likelihood of its exercising its right to defer payments of interest on the subordinated debentures is "remote" within the meaning of the Treasury regulations. As a result, W. R. Berkley intends to take the position that the subordinated debentures will not be deemed to be issued with OID. However, the Internal Revenue Service could take the position that the likelihood that W. R. Berkley would exercise its right to defer payments of interest is not a "remote" contingency for this purpose, in which case the subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest due over the term of the subordinated debentures. That OID would generally be includible in your taxable income over the term of the subordinated debentures on an economic accrual basis.

       If W. R. Berkley exercises its right to defer payments of interest on the subordinated debentures, the subordinated debentures will be treated as reissued with OID at that time. Under the OID rules, regardless of your method of accounting, you would accrue interest income each year with respect to the subordinated debentures on an economic accrual basis, including during a deferral period. As a result, cash payments of interest you receive with respect to the subordinated debentures would not be reported separately as taxable income, any amount of OID included in your gross income with respect to the subordinated debentures would increase your tax basis in the trust preferred securities, and cash payments you receive with respect to the trust preferred securities would reduce your tax basis in the trust preferred securities.

       Because the subordinated debentures are indebtedness for United States federal income tax purposes, any income you recognize on the trust preferred securities will not qualify for the "dividends received" deduction generally allowed to corporations with respect to dividends received from U.S. corporations and will not be taxable at the lower United States federal income tax rates applicable to "qualified dividends" paid by corporations to individuals.

DISTRIBUTION OF SUBORDINATED DEBENTURES UPON LIQUIDATION OF W. R. BERKLEY CAPITAL TRUST II

       The subordinated debentures held by W. R. Berkley Capital Trust II may be distributed to you in exchange for the trust preferred securities if W. R. Berkley Capital Trust II is liquidated before the maturity of the subordinated debentures. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Your total tax basis in the subordinated debentures you receive will equal the total tax basis that you had in the trust preferred securities exchanged and your holding period in the subordinated debentures you receive will include your holding period in the trust preferred securities exchanged. If, however, W. R. Berkley Capital Trust II is treated as an association taxable as a corporation and we elect to distribute the subordinated debentures to you at that time, the distribution would be taxable to W. R. Berkley Capital Trust II and to you.

       If you receive subordinated debentures in exchange for the trust preferred securities, you would continue to include in your gross income interest or OID in respect of the subordinated debentures received in the manner described above under the caption "-- Interest income and original issue discount."

SALES OR REDEMPTIONS OF TRUST PREFERRED SECURITIES

       If you sell the trust preferred securities or receive cash upon redemption of the trust preferred securities, you will recognize gain or loss equal to the difference between the amount realized on the sale or redemption of the trust preferred securities, less an amount equal to any accrued but unpaid stated interest that you did not previously include in income, which will be taxable as ordinary income, and your adjusted tax basis in the trust preferred securities sold or redeemed. Your gain or loss will be a capital gain or loss, provided that you held the trust preferred securities as a capital asset. Such gain or loss will generally be a long-term capital gain or loss if you have held the trust preferred securities for more than one year. Long-term capital gains of individuals are currently subject to tax at reduced capital gains rates. The deductibility of capital losses is subject to limitations.

       The trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying subordinated debentures. If you dispose of the securities between record dates for payments of distributions, you will nevertheless be required to include accrued but unpaid interest on the subordinated debentures through the date of disposition in income as ordinary income and to add that amount to your adjusted tax basis in the trust preferred securities disposed of. You will recognize a capital loss to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis, which will include accrued but unpaid interest. The deductibility of capital losses is subject to limitations.

NON-U.S. HOLDERS

       The following discussion applies to beneficial owners of trust preferred securities that are not United States holders (a "Non-U.S. holder").

       As discussed above, the trust preferred securities will be treated as evidence of an undivided ownership interest in the subordinated debentures. See "Classification of W.R. Berkley Capital Trust II" above. As a result, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

       (a) no withholding of United States federal income tax will be required with respect to the payment by W.R. Berkley, W.R. Berkley Capital Trust II or any paying agent of principal or interest to Non-U.S. holders on the trust preferred securities, under the "portfolio interest" exception, if the Non-U.S. holder meets all of the following requirements: interest paid on the trust preferred securities (and the subordinated debentures) is not effectively connected with such holder's conduct of a trade or business in the United States; the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of W. R. Berkley's voting stock within the meaning of Section 871(h)(3) of the Code and the regulations under that section; the Non-U.S. holder is not a controlled foreign corporation related to W. R. Berkley through stock ownership; the Non-U.S. holder is not a bank whose receipt of interest on the trust preferred securities or subordinated debentures is described in Section 881(c)(3)(A) of the Code; and the Non-U.S. holder satisfies the statement requirement, described generally below, set forth in Section 871(h) and Section 881(c) of the Code and the regulations under those sections; and

       (b) no withholding of U.S. federal income tax generally will be required with respect to any gain realized by Non-U.S. holders upon the sale or other disposition of the trust preferred securities (or the subordinated debentures).

       To satisfy the requirements referred to in (a) above, the Non-U.S. holder must either: provide their name and address, and certify, under penalties of perjury, that it is not a United States Person; this certification may be made on an IRS Form W-8BEN or a successor form; or if the Non-U.S. holder holds its trust preferred securities (or subordinated debentures) through certain foreign intermediaries, satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to holders that are pass-through entities. If a Non-U.S. holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such holder will be subject to a 30% (or lesser rate under an applicable income tax treaty) U.S. withholding tax unless the holder provides W. R. Berkley or its paying agent, as the case may be, with one of the following properly executed forms: IRS Form W-8BEN or a successor form claiming an exemption from or reduction of withholding tax under the benefit of an applicable income tax treaty; or IRS Form W-8ECI or a successor form stating that interest paid on the trust preferred securities (or the subordinated debentures) is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

       If a Non-U.S. holder is engaged in a trade or business in the United States and interest on the trust preferred securities (or the subordinated debentures) is effectively connected with the conduct of such holder's trade or business, the holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the holder were a United States Person. However, the holder will not be subject to the withholding described above, as long as the holder provides a properly executed Form W-8ECI as described above. In addition, Non-U.S. holders that are foreign corporations may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on the trust preferred securities (or the subordinated debentures) would be included in earnings and profits.

       Non-U.S. holders will generally not be subject to U.S. federal income tax on any gain realized upon a sale or other disposition of the trust preferred securities (or the subordinated debentures) unless: the gain is effectively connected with the Non-U.S. holder's trade or business in the United States, or the Non-U.S. holder is an individual and present in the United States for 183 days or more in the taxable year of that sale or other disposition retirement, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

       Income on the trust preferred securities held of record by U.S. holders (other than corporations and other exempt holders) will be reported annually to those U.S. holders and to the IRS. That income will be reported to U.S. holders on Form 1099, which should be mailed to the holders of record prior to January 31 following each calendar year. "Backup withholding" will apply to payments of interest to non-exempt U.S. holders unless the holder: furnishes their taxpayer identification number in the manner prescribed in applicable U.S. Treasury regulations; certifies that the number is correct; certifies as to no loss of exemption from backup withholding; and meets certain other conditions.

       In general, if you are a Non-U.S. holder, the paying agent must report annually to the IRS and to the holder the amount of payments made to such holder and the tax withheld, if any, with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty. In general, Non-U.S. holders will not be subject to backup withholding regarding payments made to such holder provided that the statement described in (a) under "Non-U.S. holders" has been received and the payor does not have actual knowledge or reason to know that the Non-U.S. holder is a U.S. Person.

       In addition, payments to Non-U.S. holders will be subject to information reporting and, depending on the circumstances, backup withholding regarding the payment of proceeds from the disposition of trust preferred securities (or subordinated debentures) within the United States or conducted through certain United States-related financial intermediaries unless the statement described in
(a) under "Non-U.S. holders" has been received and the payor does not have actual knowledge or reason to know that the Non-U.S. holder is a United States Person, or such holder otherwise establishes an exemption.

       Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                  UNDERWRITING

GENERAL

       Subject to the terms and conditions of a purchase agreement and the related pricing agreement, the trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as the representatives, has severally agreed to purchase from the trust, the number of trust preferred securities set forth opposite its name below:

                                                                 NUMBER OF
                                                              TRUST PREFERRED
UNDERWRITER                                                     SECURITIES
-----------                                                   ---------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Citigroup Global Markets Inc. ..............................
Morgan Stanley & Co. Incorporated...........................
UBS Securities LLC..........................................
                                                                 ---------
             Total..........................................     8,000,000
                                                                 =========

       In the purchase agreement the several underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the trust preferred securities offered hereby if any of the trust preferred securities are purchased. In the event of default by an underwriter, the purchase agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

       W. R. Berkley and the trust have agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters may be required to make.

       The underwriters are offering the trust preferred securities subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the trust preferred securities, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

       Certain of the underwriters and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for us in the ordinary course of business. In recent years Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated acted as underwriters for certain of our public offerings of debt and equity securities.

COMMISSIONS AND DISCOUNTS

       The underwriters have advised us that they propose to offer the trust preferred securities to the public initially at $25 per trust preferred security
and to dealers at that price less a concession not in excess of $     per trust
preferred security. The underwriters may allow, and the dealers may reallow, a
discount not in excess of $     per trust preferred security to other dealers.
After the initial public offering, the public offering price, concession and discount may be changed.

       Because the proceeds from the sale of the trust preferred securities and the common securities will be used to purchase the subordinated debentures, W.
R. Berkley has agreed to pay to the underwriters an underwriting commission of
$     per trust preferred security (or a total of $     ).

       W. R. Berkley will pay all expenses, estimated to be approximately
$     , associated with the offer and sale of the trust preferred securities.

OVERALLOTMENT OPTION

       W. R. Berkley and the trust have granted an option to the representatives, on behalf of the underwriters, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 1,200,000 trust preferred securities at the initial public offering price set forth on the cover page of this prospectus supplement. W. R. Berkley has agreed to pay to the underwriters the underwriting commission set forth on the cover page of this prospectus supplement for each trust preferred security purchased by them pursuant to this option. The representatives may exercise this option solely to cover overallotments, if any, made on the sale of the trust preferred securities offered hereby.

NEW YORK STOCK EXCHANGE LISTING

       Before this offering, there was no established public trading market for the trust preferred securities. The trust has applied to list the trust preferred securities on the New York Stock Exchange under the symbol "BER PrA." Trading of the trust preferred securities on the New York Stock Exchange is expected to begin within 30 days of the issuance of the trust preferred securities. As part of the requirements for listing the trust preferred securities on the New York Stock Exchange, the underwriters have agreed to sell the trust preferred securities to a minimum of 400 beneficial holders. The representatives have advised W. R. Berkley that they intend to make a market in the trust preferred securities prior to the commencement of trading on the New York Stock Exchange. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance that a liquid trading market for the trust preferred securities will be available.

NO SALES OF SIMILAR SECURITIES

       W. R. Berkley and the trust have agreed that, during a period of 90 days from the date of the pricing of the trust preferred securities, they will not offer, sell, contract to sell or otherwise dispose of any trust preferred securities, any other beneficial interests of the trust or any securities of W.
R. Berkley that are substantially similar to the trust preferred securities, including the guarantee, and including, but not limited to, any securities that are convertible into or exchangeable for or that represent the right to receive trust preferred securities or any such substantially similar securities of either the trust or W. R. Berkley (except the subordinated debentures and the trust preferred securities offered by this prospectus supplement), without the prior consent of the representatives.

SETTLEMENT

       It is expected that delivery of the trust preferred securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the trust preferred securities.

PRICE STABILIZATION AND SHORT POSITIONS

       Until the distribution of the trust preferred securities is completed, the SEC rules may limit the underwriters from bidding for or purchasing the trust preferred securities. However, the representatives may engage in transactions that stabilize the price of the trust preferred securities, such as bids or purchases that peg, fix or maintain that price.

       The underwriters may purchase and sell the trust preferred securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of trust preferred securities than they are required to purchase in the offering. The underwriters must close out any short position by purchasing trust preferred securities in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the trust preferred securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of trust preferred securities made by the underwriters in the open market prior to the completion of the offering.

       The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased trust preferred securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

       Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the trust preferred securities or preventing or retarding a decline in the market price of the trust preferred securities. As a result, the price of the trust preferred securities may be higher than the price that might otherwise exist in the open market.

       Neither W. R. Berkley and the trust nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust preferred securities. In addition, neither W. R. Berkley and the trust nor any of the representatives make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

PENALTY BIDS

       The representatives also may impose a penalty bid on certain underwriters and selling group members. This means that, if the representatives purchase trust preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the trust preferred securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those trust preferred securities as part of this offering.

                                 LEGAL OPINIONS

       Certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreement and the creation of the trust will be passed upon on behalf of the trust by Prickett, Jones & Elliott, P.A., special Delaware counsel to the trust. The validity of the trust preferred securities guarantee, the subordinated debentures and certain matters relating thereto will be passed upon on behalf of W. R. Berkley by Willkie Farr & Gallagher LLP. Certain legal matters will be passed upon for the underwriters by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York. Certain United States federal income taxation matters will be passed upon for W. R. Berkley and the trust by Willkie Farr & Gallagher LLP. As of July 1, 2005, Jack H. Nusbaum, chairman of Willkie Farr & Gallagher LLP and a member of our board of directors, beneficially owned 41,218 shares of our common stock.

                                    EXPERTS

       The consolidated financial statements and the related financial statement schedules of W. R. Berkley Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

       We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

       Our filings with the SEC are also available from the SEC's web site at http://www.sec.gov. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC's public reference rooms. Information about us is also available on our web site at http://www.wrberkley.com. Such information on our web site is not a part of this prospectus supplement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement. We incorporate by reference the following documents:

       -     Our Annual Report on Form 10-K for the year ended December 31,
             2004;

       -     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
             2005;

       - Our Current Reports on Form 8-K filed February 25, 2005, March 7, 2005, March 14, 2005 and May 6, 2005; and

       - Our Proxy Statement dated April 12, 2005 for our 2005 Annual Meeting of Stockholders.

       To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, call or write us at the following address: W. R. Berkley Corporation, Attn.: Ira S. Lederman, Secretary, at 475 Steamboat Road, Greenwich, Connecticut 06830, (203) 629-3000.

PROSPECTUS

                                  $750,000,000

                           W. R. BERKLEY CORPORATION

       Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock,
       Warrants to Purchase Debt Securities, Stock Purchase Contracts and
                              Stock Purchase Units

                             ---------------------

                         W. R. BERKLEY CAPITAL TRUST II
                        W. R. BERKLEY CAPITAL TRUST III

                              Preferred Securities
 Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by
                           W. R. Berkley Corporation

     We or the applicable trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to or update the information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                             ---------------------

     Our common stock is listed on the New York Stock Exchange under the symbol "BER". On December 22, 2003, the closing price of our common stock, as reported by the New York Stock Exchange, was $33.86 per share.

                             ---------------------

      INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 3.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

                  The date of this prospectus is December 23, 2003.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE NOR W. R. BERKLEY CAPITAL TRUST II NOR W. R. BERKLEY CAPITAL TRUST III HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, W. R. BERKLEY CAPITAL TRUST II AND W. R. BERKLEY CAPITAL TRUST III ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, we and the trusts may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $750,000,000.

     This prospectus provides you with a general description of the securities we or a trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the trusts and the offered securities, please refer to the registration statement of which this prospectus forms a part.

     Each time we or a trust sells securities, we or the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update the information contained in this prospectus. However, any fundamental changes to the terms of the offerings will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part.

     You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
W. R. BERKLEY CORPORATION...................................     1
THE TRUSTS..................................................     1
RISK FACTORS................................................     3
FORWARD-LOOKING STATEMENTS..................................    10
USE OF PROCEEDS.............................................    11
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS......    11
GENERAL DESCRIPTION OF THE OFFERED SECURITIES...............    12
DESCRIPTION OF OUR CAPITAL STOCK............................    12
DESCRIPTION OF THE DEPOSITARY SHARES........................    20
DESCRIPTION OF THE DEBT SECURITIES..........................    22
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR
  PREFERRED STOCK...........................................    40
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES.....    42
DESCRIPTION OF PREFERRED SECURITIES.........................    43
DESCRIPTION OF PREFERRED SECURITIES GUARANTEES..............    54
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE
  UNITS.....................................................    58
PLAN OF DISTRIBUTION........................................    59
LEGAL OPINIONS..............................................    61
EXPERTS.....................................................    61
WHERE YOU CAN FIND MORE INFORMATION.........................    61
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    62

                           W. R. BERKLEY CORPORATION

OVERVIEW

     We are an insurance holding company which, through our subsidiaries, presently operates in five segments of the property casualty insurance business:

     - specialty lines of insurance, including excess and surplus lines and commercial transportation;

     - alternative markets, including workers compensation insurance and the management of self-insurance programs;

     - reinsurance;

     - regional property casualty insurance; and

     - international.

This holding company structure provides us with the flexibility to respond to local or specific market conditions and to pursue specialty business niches. It also allows us to be closer to our customers in order to better understand their individual needs and risk characteristics. Our structure allows us to capitalize on the benefits of economies of scale through centralized capital, investment and reinsurance management and actuarial, financial and legal staff support.

     Our specialty insurance, alternative markets and reinsurance operations are conducted nationwide. Regional insurance operations are conducted primarily in the Midwest, New England, Southern (excluding Florida) and Mid Atlantic regions of the United States. International operations are conducted primarily in Argentina and the Philippines.

OTHER INFORMATION

     For further information regarding us and our financial information, you should refer to our recent filings with the Commission.

     We were incorporated in Delaware in 1970 as the successor to a New Jersey corporation which was incorporated in 1967. Our principal executive offices are located at 475 Steamboat Road, Greenwich, Connecticut 06830, and our telephone number is (203) 629-3000.

                                   THE TRUSTS

     Each trust is a statutory business trust created under Delaware law pursuant to

     - a trust agreement executed by us, as sponsor of the trust, and the trustees for the trust and

     - the filing of a certificate of trust with the Delaware Secretary of State on March 22, 2001.

     Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

     - issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the trust;

     - using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of our subordinated debt securities; and

     - engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities and purchase of our subordinated debt securities.

     We will indirectly or directly own all of the common securities of each trust. The common securities of a trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that trust, except that, if an event of default under the restated trust agreement resulting from an event of default under our subordinated debt securities held by the trust has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each trust. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

     Unless otherwise disclosed in the related prospectus supplement, each trust has a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the trust. Unless otherwise disclosed in the applicable prospectus supplement, each trust's business and affairs will be conducted by the trustees appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of the trustees of a trust will be governed by the restated trust agreement of the trust.

     Unless otherwise disclosed in the related prospectus supplement, two of the trustees of each trust will be administrative trustees. The administrative trustees will be persons who are employees or officers of or affiliated with us. One trustee of each trust will be the property trustee. The property trustee will be a financial institution that is not affiliated with us, that has a minimum amount of combined capital and surplus of not less than $50,000,000 and that will act as property trustee under the terms set forth in the applicable prospectus supplement. The property trustee will also act as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. In addition, one trustee of each trust, which trustee will reside in or have its principal place of business in the State of Delaware, will be the "Delaware trustee." The Delaware trustee may be the property trustee, if it otherwise meets the requirements of applicable law. We will pay all fees and expenses related to each trust and the offering of preferred securities and common securities.

     The principal executive offices for each of the trusts are located at c/o
W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. The telephone number of each of the trusts is (203) 629-3000.

                                  RISK FACTORS

     Our business faces significant risks. If any of the events or circumstances described as risks below actually occurs, our business, results of operations or financial condition could be materially and adversely affected. In such case, the market value of our securities could decline and you may lose part or all of your investment. You should carefully consider and evaluate all of the information included or incorporated in this prospectus and any prospectus supplement relating to the offering of these securities, including the risk factors listed below, before deciding whether to invest in our securities.

RISKS RELATING TO OUR INDUSTRY

  OUR RESULTS MAY FLUCTUATE AS A RESULT OF MANY FACTORS, INCLUDING CYCLICAL CHANGES IN THE INSURANCE AND REINSURANCE INDUSTRY.

     The results of companies in the property casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The demand for insurance is influenced primarily by general economic conditions, while the supply of insurance is directly related to available capacity. The adequacy of premium rates is affected mainly by the severity and frequency of claims, which are influenced by many factors, including natural disasters, regulatory measures and court decisions that define and expand the extent of coverage and the effects of economic inflation on the amount of compensation due for injuries or losses. In addition, investment rates of return may impact policy rates. These factors can have a significant impact on ultimate profitability because a property casualty insurance policy is priced before its costs are known, as premiums usually are determined long before claims are reported. These factors could produce results that would have a negative impact on our results of operations and financial condition.

  OUR ACTUAL CLAIMS LOSSES MAY EXCEED OUR RESERVES FOR CLAIMS, WHICH MAY REQUIRE US TO ESTABLISH ADDITIONAL RESERVES.

     Our gross reserves for losses and loss expenses were approximately $3.9 billion as of September 30, 2003. Our loss reserves reflect our best estimates of the cost of settling all claims and related expenses with respect to insured events that have occurred.

     Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what management expects the ultimate settlement and claims administration will cost for claims that have occurred, whether known or unknown. The major assumptions about anticipated loss emergence patterns are subject to unanticipated fluctuation. These estimates, which generally involve actuarial projections, are based on management's assessment of facts and circumstances then known, as well as estimates of future trends in claims severity and frequency, inflation, judicial theories of liability, reinsurance coverage, legislative changes and other factors, including the actions of third parties which are beyond our control.

     The inherent uncertainties of estimating reserves are greater for certain types of liabilities, where long periods of time elapse before a definitive determination of liability is made and settlement is reached. In periods with increased economic volatility, it becomes more difficult to accurately predict claim costs. Reserve estimates are continually refined in an ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, we cannot assure you that our current reserves will prove adequate in light of subsequent events. Should we need to increase our reserves, our pre-tax income for the period would decrease by a corresponding amount.

     We increased our estimates for claims occurring in prior years by $211 million in 2001, $174 million in 2002 and $175 million during the first nine months of 2003. We, along with the property casualty insurance industry in general, have experienced higher than expected losses for certain types of business written from 1998 to 2001. Although our reserves reflect our best estimate of the costs of settling claims, we cannot assure you that our claim estimates will not need to be increased in the future.

     We discount our reserves for excess and assumed workers' compensation business because of the long period of time over which losses are paid. Discounting is intended to appropriately match losses and loss expenses to income earned on investment securities supporting liabilities. The expected loss and loss expense payout pattern subject to discounting is derived from our loss payout experience and is supplemented with data compiled from insurance companies writing similar business. Changes in the loss and loss expense payout pattern are recorded in the period they are determined. If the actual loss payout pattern is shorter than anticipated, the discount will be reduced and pre-tax income will decrease by a corresponding amount.

  AS A PROPERTY CASUALTY INSURER, WE FACE LOSSES FROM NATURAL AND MAN-MADE CATASTROPHES.

     Property casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses have had a significant impact on our results. For example, weather-related losses for our regional business were $55 million in 2001, $37 million in 2002 and $35 million in the first nine months of 2003. Our losses from the World Trade Center attack in 2001 were $35 million. In addition, through our recent quota share arrangements with certain Lloyd's syndicates, we have additional exposure to catastrophic losses.

     Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires, as well as terrorist activities. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Some catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property casualty lines, and most of our past catastrophe-related claims have resulted from severe storms. Seasonal weather variations may affect the severity and frequency of our losses. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could produce significant losses and have a material adverse effect on our results of operations and financial condition.

  WE FACE SIGNIFICANT COMPETITIVE PRESSURES IN OUR BUSINESSES, WHICH MAY REDUCE PREMIUM RATES AND PREVENT US FROM PRICING OUR PRODUCTS AT ATTRACTIVE RATES.

     We compete with a large number of other companies in our selected lines of business. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and reinsurers, other regional companies, as well as mutual companies, specialty insurance companies, underwriting agencies and diversified financial services companies. Competition in our businesses is based on many factors, including the perceived financial strength of the company, premium charges, other terms and conditions offered, services provided, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the lines to be written.

     Some of our competitors, particularly in the reinsurance business, have greater financial and marketing resources than we do. These competitors within the reinsurance segment include Berkshire Hathaway, Employers Reinsurance, Transatlantic Reinsurance and Everest Reinsurance Company, which collectively comprise a majority of the U.S. property casualty reinsurance market. We expect that perceived financial strength, in particular, will become more important as customers seek high quality reinsurers.

     New competition could cause the supply and/or demand for insurance or reinsurance to change, which could affect our ability to price our products at attractive rates and thereby adversely affect our underwriting results.

  WE, AS A PRIMARY INSURER, MAY HAVE SIGNIFICANT EXPOSURE FOR TERRORIST ACTS.

     To the extent that reinsurers have excluded coverage for terrorist acts or have priced such coverage at rates that we believe are not practical, we, in our capacity as a primary insurer, do not have reinsurance protection and are exposed for potential losses as a result of any terrorist acts. For example, our losses from the World Trade Center attack in 2001 were $35 million.

     To the extent an act of terrorism is certified by the Secretary of Treasury, we may be covered under The Terrorism Risk Insurance Act of 2002 ("TRIA") for up to 90% of our losses. However, any such coverage would be subject to a mandatory deductible based on a percent of earned premium for the covered lines of commercial property and casualty insurance. Based on our 2002 earned premiums, our deductible during 2003 is $132 million and, based on our estimated 2003 earned premiums, our deductible under TRIA during 2004 is expected to be $265 million. This deductible could further increase substantially in 2005 based on our 2004 earned premiums. If TRIA is not extended beyond its stated termination date of December 31, 2005 or replaced by a similar program, our liability for terrorist acts could be a material amount. In addition, even this coverage provided under TRIA does not apply to reinsurance that we write.

  WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION, WHICH INCREASES OUR COSTS AND COULD RESTRICT THE CONDUCT OF OUR BUSINESS.

     We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than stockholders and other investors. This system of regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

     - standards of solvency, including risk-based capital measurements;

     - restrictions on the nature, quality and concentration of investments;

     - requiring certain methods of accounting;

     - rate and form regulation pertaining to certain of our insurance businesses; and

     - potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

     State insurance departments conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters. Recently adopted federal financial services modernization legislation may lead to additional federal regulation of the insurance industry in the coming years. Also, foreign governments regulate our international operations.

     We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations. Also, some regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. Also, changes in the level of regulation of the insurance industry, whether federal, state or foreign, or changes in laws or regulations themselves or interpretations by regulatory authorities, restrict the conduct of our business.

     In certain of our insurance businesses, the rates we charge our policyholders are subject to regulatory approval. Certain lines of business are subject to a greater degree of regulatory scrutiny then others. For example, the workers' compensation business is highly regulated. During the first nine months of 2003, approximately 18% of our net premiums written represented primary workers' compensation business. Of our net premiums written, approximately 4% represented primary workers' compensation business written in the State of California, which is undergoing workers' compensation reform that may adversely affect our ability to adjust rates.

RISKS RELATING TO OUR BUSINESS

  OUR EARNINGS COULD BE MORE VOLATILE, ESPECIALLY SINCE WE HAVE INCREASED, AND EXPECT TO FURTHER SUBSTANTIALLY INCREASE, OUR LEVEL OF RETENTION IN OUR BUSINESS.

     We have increased, and expect to further substantially increase, our retention levels due to changes in market conditions and the pricing environment. We plan to purchase less reinsurance, the process by which we transfer, or cede, part of the risk we have assumed to a reinsurance company, thereby retaining more risk. As a result, our earnings could be more volatile and increased severities are more likely to have a material adverse effect on our results of operations and financial condition. A significant change in our retention levels could also cause our historical financial results, including compound annual growth rates, to be inaccurate indicators of our future performance on a segment or consolidated basis.

  WE CANNOT GUARANTEE THAT OUR REINSURERS WILL PAY IN A TIMELY FASHION, IF AT ALL, AND, AS A RESULT, WE COULD EXPERIENCE LOSSES.

     We purchase reinsurance by transferring part of the risk that we have assumed, known as ceding, to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us, the reinsured, of our liability to our policyholders or, in cases where we are a reinsurer, to our reinsureds. Our reinsurers may not pay the reinsurance recoverables that they owe to us or they may not pay such recoverables on a timely basis. As of September 30, 2003, the amount due from our reinsurers was $775 million, including amounts due from state funds and industry pools. Certain of these amounts due from reinsurers are secured by letters of credit or held in trust on our behalf. Accordingly, we bear credit risk with respect to our reinsurers, and if our reinsurers fail to pay us, our financial results would be adversely affected. Underwriting results and investment returns of some of our reinsurers may affect their future ability to pay claims.

  WE ARE RATED BY A.M. BEST AND STANDARD & POOR'S, AND A DECLINE IN THESE RATINGS COULD AFFECT OUR STANDING IN THE INSURANCE INDUSTRY AND CAUSE OUR SALES AND EARNINGS TO DECREASE.

     Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Certain of our insurance company subsidiaries are rated by A.M. Best, Standard & Poor's and Moody's Investors Services. A.M. Best, Standard & Poor's and Moody's ratings reflect their opinions of an insurance company's financial strength, operating performance, strategic position and ability to meet its obligations to policyholders, are not evaluations directed to investors and are not recommendations to buy, sell or hold our securities. Our ratings are subject to periodic review, and we cannot assure you that we will be able to retain those ratings. Our A.M. Best rating is A+ (Superior; the second highest rating out of sixteen possible ratings) for Admiral Insurance Company and A (Excellent; the third highest rating out of sixteen possible ratings) for our other insurance companies rated by A.M. Best. The Standard & Poor's financial strength rating for our insurance subsidiaries is A+/negative (the seventh highest rating out of twenty-seven possible ratings). Our Moody's rating is A2 for Berkley Insurance Company (the sixth highest rating out of twenty-one possible ratings).

     If our ratings are reduced from their current levels by A.M. Best, Standard & Poor's and/or Moody's, our competitive position in the insurance industry could suffer and it would be more difficult for us to market our products. A significant downgrade could result in a substantial loss of business as policyholders move to other companies with higher claims-paying and financial strength ratings.

  IF MARKET CONDITIONS CAUSE REINSURANCE TO BE MORE COSTLY OR UNAVAILABLE, WE MAY BE REQUIRED TO BEAR INCREASED RISKS OR REDUCE THE LEVEL OF OUR UNDERWRITING COMMITMENTS.

     As part of our overall risk and capacity management strategy, we purchase reinsurance for certain amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase, which may affect the level of our business and profitability. Our reinsurance facilities are generally subject to annual renewal. We may be unable to maintain our current reinsurance facilities or to obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks.

  OUR INTERNATIONAL OPERATIONS EXPOSE US TO INVESTMENT, POLITICAL AND ECONOMIC RISKS.

     Our international operations, including our recent UK-based operations, expose us to investment, political and economic risks, including foreign currency and credit risk. Changes in the value of the U.S. dollar relative to other currencies could have an adverse effect on our results of operations and financial condition. For example, Argentina has recently experienced substantial political and economic problems, including the devaluation of the Argentinean peso. As a result, we recorded a charge of $18 million in 2001 and $10 million in 2002 to recognize other than temporary impairment of our investment in Argentine bonds and withdrew from our Argentine life insurance business.

  WE MAY NOT FIND SUITABLE ACQUISITION CANDIDATES OR NEW INSURANCE VENTURES AND EVEN IF WE DO, WE MAY NOT SUCCESSFULLY INTEGRATE ANY SUCH ACQUIRED COMPANIES OR SUCCESSFULLY INVEST IN SUCH VENTURES.

     As part of our present strategy, we continue to evaluate possible acquisition transactions and the start-up of complementary businesses on an ongoing basis, and at any given time, we may be engaged in discussions with respect to possible acquisitions and new ventures. We cannot assure you that we will be able to identify suitable acquisition transactions or insurance ventures, that such transactions will be financed and completed on acceptable terms or that our future acquisitions or ventures will be successful. The process of integrating any companies we do acquire or investing in new ventures may have a material adverse effect on our results of operations and financial condition.

  WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

     We depend on our ability to attract and retain experienced underwriting talent and other skilled employees who are knowledgeable about our business. If the quality of our underwriting team and other personnel decreases, we may be unable to maintain our current competitive position in the specialized markets in which we operate, and be unable to expand our operations into new markets.

RISKS RELATING TO OUR INVESTMENTS

  A SIGNIFICANT AMOUNT OF OUR ASSETS IS INVESTED IN FIXED INCOME SECURITIES AND IS SUBJECT TO MARKET FLUCTUATIONS.

     Our investment portfolio consists substantially of fixed income securities. As of September 30, 2003, our investment in fixed income securities was approximately $4.1 billion, or 68% of our total investment portfolio.

     The fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. The fair market value of fixed income securities generally decreases as interest rates rise. Conversely, if interest rates decline, investment income earned from future investments in fixed income securities will be lower. In addition, some fixed income securities, such as mortgage-backed and other asset-backed securities, carry prepayment risk as a result of interest rate fluctuations. Based upon the composition and duration of our investment portfolio at September 30, 2003, a 100 basis point increase in interest rates would result in a decrease in the fair value of our investments of approximately $190 million.

     The value of investments in fixed income securities, and particularly our investments in high-yield securities, is subject to impairment as a result of deterioration in the credit worthiness of the issuer. Although we attempt to manage this risk by diversifying our portfolio and emphasizing preservation of principal, our investments are subject to losses as a result of a general decrease in commercial and economic activity for an industry sector in which we invest, as well as risks inherent in particular securities. For example, we reported provisions for other than temporary impairments in the value of our fixed income investments of $27 million in 2001 and $16 million in 2002.

  WE INVEST SOME OF OUR ASSETS IN EQUITY SECURITIES, INCLUDING MERGER ARBITRAGE INVESTMENTS AND REAL ESTATE SECURITIES, WHICH MAY DECLINE IN VALUE.

     We invest a portion of our investment portfolio in equity securities, including merger arbitrage investments. At September 30, 2003, our investments in equity securities was approximately $742 million, or 12% of our investment portfolio. Although we did not report any provisions for "other than temporary impairments" in the value of our equity securities in 2000 or during the nine months ended September 30, 2003, we reported such provisions in the amounts of $0.1 million in 2001 and $2.7 million in 2002.

     Nearly half our equity securities are invested in merger and convertible arbitrage trading. Merger arbitrage is the business of investing in the securities of publicly held companies that are the targets in announced tender offers and mergers. Merger arbitrage differs from other types of investments in its focus on transactions and events believed likely to bring about a change in value over a relatively short time period, usually four months or less. While our merger arbitrage positions are generally hedged against market declines, these equity investments are exposed primarily to the risk associated with the completion of announced deals, which are subject to regulatory as well as political and other risks. As a result of the reduced activity in the merger and acquisitions area, we may not be able achieve the returns that we have enjoyed in the past.

     Included in our equity security portfolio are investments in publicly traded real estate investment trusts ("REITs") and private real estate investment funds and limited partnerships. At September 30, 2003, our investments in these securities was approximately $215 million, or 4% of our investment portfolio. The values of our real estate investments are subject to fluctuations based on changes in the economy in general and real estate valuations in particular. In addition, the real estate investment funds and limited partnerships in which we invest are less liquid than our other investments.

RISKS RELATING TO PURCHASING OUR SECURITIES

  WE ARE AN INSURANCE HOLDING COMPANY AND, THEREFORE, MAY NOT BE ABLE TO RECEIVE DIVIDENDS IN NEEDED AMOUNTS.

     Our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying dividends to stockholders and corporate expenses. For example, during 2000 and 2001, we received approximately $44.5 million and $6.2 million of dividends, respectively, from our insurance subsidiaries. We elected not to take any dividends from our insurance subsidiaries in 2002 and expect not to take any such dividends during 2003.

     The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. During 2003, the maximum amount of dividends which can be paid without regulatory approval is approximately $120 million. As a result, in the future we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations or pay dividends.

  WE ARE SUBJECT TO CERTAIN PROVISIONS THAT MAY HAVE THE EFFECT OF HINDERING, DELAYING OR PREVENTING THIRD PARTY TAKEOVERS, WHICH MAY PREVENT OUR SHAREHOLDERS FROM RECEIVING PREMIUM PRICES FOR THEIR SHARES IN AN UNSOLICITED TAKEOVER AND MAKE IT MORE DIFFICULT FOR THIRD PARTIES TO REPLACE OUR CURRENT MANAGEMENT.

     Provisions of our certificate of incorporation and by-laws, as well as our rights agreement and state insurance statutes, may hinder, delay or prevent unsolicited acquisitions or changes of our control. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

     These provisions include:

     - our classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

     - the requirement that 80% of our stockholders must approve mergers and other transactions between us and the holder of 5% or more of our shares, unless the transaction was approved by our board of directors prior to such holder's acquisition of 5% of our shares;

     - the need for advance notice in order to raise business or make nominations at stockholders' meetings;

     - our rights agreement which subject persons (other than William R. Berkley) who acquire beneficial ownership of 15% or more of our common stock without board approval to substantial dilution; and

     - state insurance statutes that restrict the acquisition of control (generally defined as 5 - 10% of the outstanding shares) of an insurance company without regulatory approval.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and those documents incorporated by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes", "expects", "potential", "continued", "may", "will", "should", "seeks", "approximately", "predicts", "intends", "plans", "estimates", "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus, including statements related to our outlook for the industry and for our performance for the year 2003 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to:

     - the cyclical nature of the property casualty industry;

     - the long-tail and potentially volatile nature of the reinsurance business;

     - product demand and pricing;

     - claims development and the process of estimating reserves;

     - the uncertain nature of damage theories and loss amounts;

     - increases in the level of our retention;

     - natural and man-made catastrophic losses, including as a result of terrorist activities;

     - the impact of competition;

     - the availability of reinsurance;

     - exposure as to coverage for terrorist acts;

     - the ability of our reinsurers to pay reinsurance recoverables owed to us;

     - investment results, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments;

     - exchange rate and political risks relating to our international operations;

     - legislative and regulatory developments;

     - changes in the ratings assigned to us by rating agencies;

     - availability of dividends from our insurance company subsidiaries;

     - our ability to successfully acquire and integrate companies and invest in new insurance ventures;

     - our ability to attract and retain qualified employees; and

     - other risks detailed from time to time in our filings with the Securities and Exchange Commission.

     We describe these risks and uncertainties in greater detail above under the caption "Risk Factors." These risks and uncertainties could cause our actual results for the year 2003 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus, any related prospectus supplement and the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they are made. For a discussion of factors that could cause actual results to differ, see "Risk Factors" above and the information contained in our publicly available filings with the Commission. These filings are described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the offered securities for working capital, capital expenditures, acquisitions and other general corporate purposes. Each trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of our subordinated debt securities. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

            RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

     For purposes of the computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income before income taxes, preferred dividends, change in accounting and extraordinary items plus fixed charges. Fixed charges consist of interest expense, capitalized interest, amortization of financing costs and one-third of minimum rental payments under operating leases. For 2001 and 1999, our earnings under the above definition were negative. Because of such losses, our fixed charges during 2001 and 1999 exceeded our earnings by $148.2 million and $79.8 million, respectively.

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                                  -------------   --------------------------------
                                                      2003        2002   2001   2000   1999   1998
                                                  -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges..............       9.1        6.0    N/A    1.7    N/A    2.2
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.....................       9.1        6.0    N/A    1.7    N/A    1.9

     The trusts had no operations during the periods set forth above.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     We may from time to time offer under this prospectus, separately or together:

     - common stock,

     - preferred stock, which may be represented by depositary shares as described below,

     - unsecured senior or subordinated debt securities,

     - warrants to purchase common stock,

     - warrants to purchase preferred stock,

     - warrants to purchase debt securities,

     - stock purchase contracts to purchase common stock, and

     - stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common stock under the stock purchase contract, any of

      (1) our debt securities,

      (2) U.S. Treasury securities or

      (3) preferred securities of a trust.

     Each trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.

     The aggregate initial offering price of the offered securities will not exceed $750,000,000.

                        DESCRIPTION OF OUR CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Pursuant to our Restated Certificate of Incorporation, our authorized capital stock is 155,000,000 shares, consisting of:

     - 5,000,000 shares of preferred stock, par value $.10 per share, of which 40,000 shares were designated as Series A Junior Participating Preferred Stock; and

     - 150,000,000 shares of common stock, par value $.20 per share.

     As of November 7, 2003, we had 83,384,494 outstanding shares of common stock, which excludes unissued shares reserved under various employee compensation plans and shares held by certain of our subsidiaries. In addition, holders of common stock have received a right, entitling them, when such right becomes exercisable, to purchase shares of Series A Junior Participating Preferred Stock in certain circumstances. See "-- Rights Agreement." No shares of preferred stock are currently outstanding.

     No holders of any class of our capital stock are entitled to preemptive rights.

     In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

     The following is a summary of the material provisions and features of our Restated Certificate of Incorporation and our By-laws. You should refer to our Restated Certificate of Incorporation and our By-laws for complete information regarding the provisions of our Restated Certificate of Incorporation and our By-laws, including the definitions of some of the terms used below. Copies of our Restated Certificate of Incorporation and our By-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms of our Restated Certificate of Incorporation and our By-laws are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

COMMON STOCK

     Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

     Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of W. R. Berkley, holders of our common stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock.

     The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, N.A.

     Our common stock is listed on the New York Stock Exchange under the symbol "BER". The shares of common stock currently issued and outstanding are fully paid and nonassessable. Our shares of common stock offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable. A more detailed description of our common stock is set forth in our registration statement filed under the Exchange Act on Form 8-A/A on May 1, 2001, including any further amendment or report for the purpose of updating such description.

PREFERRED STOCK

     The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

     The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

     On May 11, 1999, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on May 21, 1999. When such rights become exercisable, holders of such rights shall be entitled to purchase shares of Series A Junior Participating Preferred Stock in certain circumstances pursuant to the rights agreement. See "-- Rights Agreement."

PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     Provisions of our Restated Certificate of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our stockholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of W.
R. Berkley, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

     These provisions include:

     - the establishment of a classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

     - the requirement that 80% of our stockholders entitled to vote in the election of directors approve certain transactions between us and certain of our stockholders, including the merger of W. R. Berkley into such certain stockholder, our disposition of substantial assets to such certain stockholder or our exchange of voting securities with such certain stockholder for the sale or lease to us of securities or assets of such certain stockholder;

     - the need for advance notice in order to raise business or make nominations at stockholders' meetings; and

     - the availability of capital stock for issuance from time to time at the discretion of our board of directors (see "-- Authorized and Outstanding Capital Stock" and "-- Preferred Stock").

     See "-- Rights Agreement," "-- Restrictions on Ownership Under Insurance Laws," and "-- Delaware General Corporation Law" for other provisions applicable to us that may discourage takeovers.

 CLASSIFIED BOARD OF DIRECTORS; NUMBER OF DIRECTORS; FILLING OF VACANCIES

     Our Restated Certificate of Incorporation and By-laws provide for a board of directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders may be required for stockholders to change a majority of our board of directors. Our Restated Certificate of Incorporation and By-laws also provide that newly created directorships resulting from any increase in the authorized number of up to 15 directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. Directors may be removed at any time for cause by the majority vote of the directors then in office. Additionally, directors may be removed with or without cause by the vote or consent of 80% of our stockholders entitled to vote in the election of directors.

 STOCKHOLDER APPROVAL OF CERTAIN TRANSACTIONS EFFECTING A CHANGE OF CONTROL

     The affirmative vote or consent of 80% of our stockholders entitled to vote in the election of directors is required to authorize any of the following transactions:

     - our merger or consolidation into any other corporation; or

     - the sale, lease, exchange, mortgage or other disposition of all or any substantial part of our assets to any other corporation, person or other entity; or

     - the sale or lease by any other corporation, person or entity to us or any of our subsidiaries of any securities or assets, except assets having an aggregate fair market value of less than $4,000,000, in exchange for our or any of our subsidiaries' voting securities, including securities convertible into voting securities or options and warrants or rights to purchase voting securities;

if such corporation, person or entity is, or has been at any time within the preceding two years, the beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the elections of directors. These transactions do not require an 80% stockholder vote if (a) the directors have approved a memorandum of understanding with the other corporation prior to the time the other corporation became a beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the elections of directors or (b) a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors of the target corporation is owned by us.

 ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at a special meeting of stockholders as has been specified in our notice to stockholders of such meeting, which notice will be given not less than 10 nor more than 60 days before the date of the meeting. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to the secretary of W. R. Berkley timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The Chairman of the meeting will have the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is required to be received by the secretary of W. R. Berkley not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

     Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors is required to be delivered to the secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

     The notice of any nomination for election as a director is required to set forth:

     - as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and

     - as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made

       (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and

       (2) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner.

RIGHTS AGREEMENT

  W. R. BERKLEY CORPORATION RIGHTS

     On May 11, 1999, our board of directors declared a dividend of one preferred share purchase right for each share of common stock outstanding as of the close of business on May 21, 1999, with respect to common stock issued after that date until the distribution date, as defined below and, in certain circumstances, with respect to common stock issued after the distribution date.

     Each right, when it becomes exercisable, entitles the registered holder to purchase from us a unit consisting of one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $120 per unit, subject to adjustment in specific circumstances.

     Each right is subject to redemption at a price of $.01 per right. The description and terms of the rights are set forth in the rights agreement, dated as of May 11, 1999, between us and Wells Fargo Bank Minnesota, N.A. as successor in interest to ChaseMellon Shareholder Services, L.L.C., as rights agent. The rights will not be exercisable until the distribution date and will expire at the close of business on May 11, 2009, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of W. R. Berkley including, without limitation, the right to vote or to receive dividends with respect to the rights or the Series A Junior Participating Preferred Stock relating to the right. A copy of the rights agreement has been filed as an exhibit to the registration statement that includes this prospectus. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the rights agreement. A more detailed description of our Series A Junior Participating Preferred Stock is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 11, 1999, as amended on May 1, 2001, including any further amendment or report for the purpose of updating such description.

 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     Each share of Series A Junior Participating Preferred Stock is entitled to a minimum preferential quarterly dividend payment of $10 per share but is entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared. Each holder will be entitled to an aggregate payment, after certain payments to the holders of our common stock, of 1,000 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 1,000 votes, voting together with our common stock. In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. The Series A Junior Participating Preferred Stock is not redeemable.

     Because of the nature of the Series A Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

 DISTRIBUTION DATE

     Under the rights agreement, the distribution date is the earlier of:

     - ten days, or such later date as determined by our board of directors, following the "stock acquisition date." The stock acquisition date is the date of public announcement that a person or group of affiliated or associated persons, other than an "exempted person," has become an "acquiring person" by acquiring beneficial ownership of 15% or more of the outstanding shares of our common stock, or 25% in the case of William R. Berkley and his affiliates and associates and 21% in the case of Franklin Resources, Inc. and its affiliates and associates, and

     - ten business days, or such later date as determined by our board of directors, following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     An exempted person includes us and any of our subsidiaries, any of our employee benefit plans and our subsidiaries' employee benefit plans and any person or entity organized, appointed or established by us for or pursuant to the terms of any such plan. Our board of directors has the right, prior to a distribution date, to amend the rights agreement without shareholder approval to change the definition of "exempted person" or "acquiring person" to allow greater than 15% ownership by a stockholder or 25% ownership by Mr. Berkley.

 EVIDENCE OF RIGHTS

     Until the distribution date, the rights will be evidenced by the certificates for common stock registered in the names of the holders thereof rather than separate right certificates. Therefore, on and after the issuance date and until the distribution date, the rights will be transferred with and only with the common stock and each transfer of common stock also will transfer the associated rights. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date, and such separate certificates alone will thereafter evidence the rights.

 ADJUSTMENTS

     The purchase price payable, and the number of units of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Junior Participating Preferred Stock;

     - if holders of the Series A Junior Participating Preferred Stock are granted certain rights or warrants to subscribe for Series A Junior Participating Preferred Stock or convertible securities at less than the current market price of the Series A Junior Participating Preferred Stock; or

     - upon the distribution to holders of the Series A Junior Participating Preferred Stock of evidences of indebtedness or assets, excluding regular quarterly cash dividends, or of subscription rights or warrants, other than those referred to above.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Junior Participating Preferred Stock on the last trading date prior to the date of exercise.

 TRIGGERING EVENT AND EFFECT OF TRIGGERING EVENT

     In the event that any person becomes an acquiring person, except pursuant to an offer for all outstanding shares of our common stock at a price and on terms determined to be fair to, and in the best interests of, the stockholders by our board of directors, each holder of a right will have the right to receive, upon exercise, common stock, or, in certain circumstances, cash, property or other securities of W. R. Berkley, having a value equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all rights that are or were beneficially owned by an acquiring person will be null and void and nontransferable and any holder of any such right will be unable to exercise or transfer any such right. However, rights are not exercisable following the occurrence of any of the events set forth above until such time as the rights are no longer redeemable by us as set forth below.

     In the event that, at any time following the stock acquisition date referred to above,

     - we are acquired in a merger or other business combination transaction in which we are not the surviving corporation, other than a merger which follows an offer for all outstanding shares of our common stock at a price and on terms determined to be fair to, and in the best interests of, the stockholders by our board of directors, or

     - 50% or more of our assets or earning power is sold, mortgaged or transferred,

each holder of a right, except rights which previously have been voided as set forth below, shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

 REDEMPTION

     At any time until ten days, or such later date as determined by our board of directors, following the stock acquisition date, we may redeem the rights in whole, but not in part, at a price of $.01 per right, payable in cash, common stock or any other form of consideration deemed appropriate by our board of directors. Immediately upon the action of our board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive such redemption price.

 AMENDMENT

     Prior to the distribution date and subject to the last sentence of this paragraph, we may by resolution of our board of directors and the rights agent shall, if we so direct, supplement or amend any provision of the rights agreement without the approval of any holders of certificates representing shares of common stock. From and after the distribution date and subject to the last sentence of this paragraph, we may by resolution of our board of directors and the rights agent shall, if we so direct, supplement or amend the rights agreement without the approval of any holders of rights certificates in order

     - to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

     - to shorten or lengthen any time period under the rights agreement or to change or supplement any other provision contained in the rights agreement which we may deem necessary or desirable and which shall not adversely affect the interests of the holders of right certificates, other than an acquiring person or an affiliate or associate of an acquiring person;

provided, however, that the rights agreement may not be supplemented or amended to lengthen

     - a time period relating to when the rights may be redeemed at such time as the rights are not then redeemable, or

     - any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of rights.

Notwithstanding anything contained in the rights agreement to the contrary, no supplement or amendment shall be made which changes the redemption price, the final expiration date of the rights (May 11, 2009), the purchase price or the number of one one-thousandths of a share of Series A Junior Participating Preferred Stock for which a right is exercisable.

  CERTAIN EFFECTS OF THE RIGHTS AGREEMENT

     The rights agreement is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent stockholder interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors since our board of directors may, at its option, at any time until ten days, or such later date as may be determined by action of our board of directors, following the stock acquisition date redeem all but not less than all the then outstanding rights at the redemption price.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although our Restated Certificate of Incorporation and By-laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring our control. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

DELAWARE GENERAL CORPORATION LAW

     The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," as defined below, for a period of three years from the date that such person became an interested stockholder unless:

     - the transaction that results in a person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

     - upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

     - on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

     Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation or

     - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

                      DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

     We may, at our option, elect to offer depositary shares, each representing a fraction of a share of a particular series of preferred stock, as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

     The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred stock to the record holders of depositary shares relating to such class or series of preferred stock in proportion to the number of such depositary shares owned by such holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

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WITHDRAWAL OF SHARES

     Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, unless otherwise provided in the related prospectus supplement, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is required by the holders of depositary

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receipts representing 66 2/3% of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if

     - all outstanding depositary shares have been redeemed,

     - there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or

     - upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

     The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of shares of preferred stock are paid by the holders thereof.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their respective duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under an indenture between us and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the "senior indenture." Our subordinated debt securities are to be issued under two separate indentures. Our subordinated debt securities which are issued to a trust in connection with the issuance of preferred securities and common securities by that trust are to be issued under an indenture which we sometimes refer to in this prospectus as the "trust-issued subordinated indenture." Our other subordinated

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

debt securities are to be issued under an indenture which we sometimes refer to in this prospectus as the "subordinated indenture." Each of the trust-issued subordinated indenture and the subordinated indenture are between us and a trustee and the form of each is filed as an exhibit to the registration statement of which this prospectus forms a part. The trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the "subordinated indentures." The senior indenture, the trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the "W. R. Berkley indentures" and each individually as a "W. R. Berkley indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement.

     The following are summaries of the material terms and provisions of the W.
R. Berkley indentures and the related debt securities. You should refer to the forms of the W. R. Berkley indentures and the debt securities for complete information regarding the terms and provisions of the W. R. Berkley indentures, including the definitions of some of the terms used below, and the debt securities. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture, without specific reference to a particular W. R. Berkley indenture, are referred to, those articles, sections or defined terms are contained in all W. R. Berkley indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the trust-issued subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to a trust.

GENERAL

     The W. R. Berkley indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) The W. R. Berkley indentures do not limit the amount of other Indebtedness or the debt securities, other than certain secured Indebtedness as described below, which we or our Subsidiaries may issue.

     Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement. The W. R. Berkley indentures do not limit the amount of senior, pari passu and junior Indebtedness that we may issue. The amount of such debt securities that may be issued under this prospectus has not been allocated among such types.

     As of September 30, 2003, we had $659 million face value of senior indebtedness. In addition, as of September 30, 2003, we had $210 million (face amount) of preferred securities issued by a subsidiary trust of which $15 million (face amount) is held by the Company. The sole assets of the trust consist of $210 million aggregate principal amount of our junior subordinated debentures, and we have guaranteed the trust's obligations under the securities. See Notes 11 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002 and which are incorporated by reference in this prospectus. The banks under our credit facility referred to above have the right to cause us to repay any outstanding indebtedness upon a change of control of W. R. Berkley.

     Because we are a holding company, our rights and the rights of our creditors, including the holders of our debt securities, and stockholders to participate in any distribution of assets of any Subsidiary upon the Subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the Subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims

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

against the Subsidiary. The rights of our creditors, including the holders of our debt securities, to participate in the distribution of stock owned by us in certain of the Subsidiaries, including our insurance Subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such Subsidiaries. As of September 30, 2003, our Subsidiaries had approximately $12 million of indebtedness for borrowed money.

     In the event our subordinated debt securities are issued to a trust in connection with the issuance of preferred securities and common securities by that trust, such subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of that trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our subordinated debt securities will be issued to a trust in connection with the issuance of preferred securities and common securities by that trust.

     The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

     - the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

     - any limit upon the aggregate principal amount of such debt securities;

     - the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

     - the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     - the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     - the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

     - whether any of such debt securities are to be redeemable at our option, whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, and the terms of such option or obligation, as described under "-- Redemption" below;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

     - whether the debt securities will be convertible into common stock and/or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

     - if other than the principal amount, the portion of the principal amount, or the method by which such portion will be determined, of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

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

     - if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

     - whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

     - any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

     - whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

     - whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

     - in the case of subordinated debt securities issued to a trust, the terms and conditions of any obligation or right of ours or a holder to convert or exchange such subordinated debt securities into preferred securities of that trust;

     - in the case of subordinated debt securities issued to a trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of that trust;

     - in the case of the subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

     - any modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

     - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities;

     - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

     - any other terms of such debt securities and any modifications or additions to the applicable W. R. Berkley indenture in respect of such debt securities. (Section 3.1)

     We will have the ability under the W. R. Berkley indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2)

     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by us for such purposes. Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to

     - issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or

     - register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5)

     We have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

     The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

     We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any debt securities, the W. R. Berkley indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us.

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

Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any modifications of or additions to the Events of Default described below or our covenants contained in the W. R. Berkley indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or other securities property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable W. R. Berkley indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

     Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The W. R. Berkley indentures provide that if

     - the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable W. R. Berkley indenture and a successor depositary is not appointed by us within 90 days of written notice,

     - we determine that the debt securities of a particular series will no longer be represented by global securities and we execute and deliver to the trustee a company order to such effect, or

     - an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

     If subordinated debt securities issued to a trust in connection with the issuance of preferred securities and common securities by that trust provide for the payment by us of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we will pay to the holder of any such debt security such additional amounts as provided in the applicable W.
R. Berkley indenture. (Section 10.4 of the trust-issued subordinated indenture)

     We will make all payments of principal of, and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by

     - the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or

     - an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable W. R. Berkley indenture to be then due and payable.

     We will not be required to pay any additional amounts for or on account of:

     1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder

      - was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political

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

        subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security,

      - presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or

      - presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

     2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request

      - to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or

      - to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

     4. any combination of items (1), (2) and (3).

     In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4 of the senior indenture and the subordinated indenture)

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities issued to a trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of subordinated debt securities. Certain United States Federal income tax consequences and special considerations applicable to such subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the trust-issued subordinated indenture).

OPTION TO EXTEND MATURITY DATE

     If provided in the related prospectus supplement, we will have the right to change or extend the stated maturity of the principal of the subordinated debt securities of any series issued to a trust upon the liquidation of that trust and the exchange of the subordinated debt securities for the preferred securities of that trust, provided that

     - we are not in bankruptcy, otherwise insolvent or in liquidation;

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

     - we have not defaulted on any payment on such subordinated debt securities and no deferred interest payments have accrued;

     - the applicable trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;

     - the subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization; and

     - the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the applicable trust.

If we exercise our right to liquidate the applicable trust and exchange the subordinated debt securities for the preferred securities of the trust as described above, any changed stated maturity of the principal of the subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years, plus an extended term of up to an additional 19 years if the conditions described above are satisfied, after the initial issue date of the preferred securities of the applicable trust. (Section 3.14 of the trust-issued subordinated indenture)

REDEMPTION

     If provided in the related prospectus supplement, we will have the right to redeem some or all of the debt securities. The prospectus supplement relating to the particular debt securities offered thereby will describe:

     - whether and on what terms we will have the option to redeem such debt securities in lieu of paying additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities;

     - whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option; and

     - whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased.

     If provided in the related prospectus supplement, the holders of the debt securities may have the right to cause us to repay their indebtedness upon a change of control of W. R. Berkley. As noted above, a change of control of W. R. Berkley would trigger a similar right of the banks under our $25 million credit facility to cause us to repay any outstanding indebtedness under the facility.

     The W. R. Berkley indentures provide that if we do not redeem all of the debt securities, the trustee will select the securities to be redeemed by such method as it shall deem fair and appropriate. If any debt securities are to be redeemed in part only, we will issue a new note for such securities in principal amount equal to the unredeemed principal portion. If a portion of your debt securities is selected for partial redemption and you convert or elect repurchase of a portion of your securities, the converted or repurchased portion will be deemed to be taken from the portion selected for redemption. Unless otherwise provided in the prospectus supplement, notice of redemption setting forth the redemption date and redemption price must be given at least thirty days and not more than sixty days prior to the redemption date.

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

     Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to a trust, if an Investment Company Event or a Tax Event shall occur and be continuing, we may, at our option, redeem such series of subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of such special event, at a redemption price equal to 100% of the principal amount of such subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the trust-issued subordinated indenture)

     For purposes of the trust-issued subordinated indenture, "Investment Company Event" means, in respect of a trust, the receipt by such trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, such trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such trust. (Section 1.1 of the trust-issued subordinated indenture)

     For purposes of the trust-issued subordinated indenture, "Tax Event" means, in respect of a trust, the receipt by such trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of such trust, there is more than an insubstantial risk that

     - such trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities,

     - interest payable by us on such subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States Federal income tax purposes or

     - such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges. (Section 1.1 of the trust-issued subordinated indenture).

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption.

COVENANTS APPLICABLE TO SUBORDINATED DEBT SECURITIES ISSUED TO A TRUST

     We will covenant, as to each series of our subordinated debt securities issued to a trust in connection with the issuance of preferred securities and common securities by that trust, that we will not, and will not permit any of our Subsidiaries to,

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock or

     - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any Subsidiary of ours if such guarantee ranks junior in interest to the subordinated debt securities of such series, other than

      (a)  dividends or distributions in our common stock,

      (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of stock under such plan in the future,

      (c)  payments under any preferred securities guarantee of ours, and

      (d) purchases of common stock related to the issuance of common stock under any of our benefit plans for our directors, officers or employees,

if at such time

     (1) there shall have occurred any event of which we have actual knowledge that

        (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable subordinated indenture and

        (B) in respect of which we shall not have taken reasonable steps to cure,

     (2) we shall be in default with respect to our payment of obligations under the preferred securities guarantee relating to such preferred securities or

     (3) we shall have given notice of our election to begin an Extension Period as provided in the applicable subordinated indenture with respect to the subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 10.10 of the trust-issued subordinated indenture)

     In the event our subordinated debt securities are issued to a trust in connection with the issuance of preferred securities and common securities of such trust, for so long as such series of subordinated debt securities remain outstanding, we will also covenant

     - to maintain directly or indirectly 100% ownership of the common securities of such trust; provided, however, that any permitted successor of ours under the applicable subordinated indenture may succeed to our ownership of such common securities,

     - not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our subordinated debt securities to the holders of preferred securities and common securities in liquidation of such trust, the redemption of all of the preferred securities and common securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of such trust, and

     - to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause such trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section 10.12 of the trust-issued subordinated indenture)

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

     Each W. R. Berkley indenture provides that we may not

     (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person, or

     (2) permit any Person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless

        - in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual

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

          payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such W. R. Berkley indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities,

        - immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing, and

        - certain other conditions are met. (Section 8.1)

EVENTS OF DEFAULT

     Each of the following events will constitute an Event of Default under the applicable W. R. Berkley indenture with respect to any series of debt securities issued thereunder, whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

     (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

     (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

     (4) default in the performance, or breach, of any covenant or warranty of ours contained in the applicable W. R. Berkley indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such W. R. Berkley indenture;

     (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours, whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable
         W. R. Berkley indenture;

     (6) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

     (7) in the event subordinated debt securities are issued to a trust or a trustee for such trust in connection with the issuance of preferred securities and common securities by such trust, the voluntary or involuntary dissolution, winding up or termination of such trust, except in connection with the distribution of subordinated debt securities to the holders of preferred securities and common securities in liquidation of that trust, the redemption of all of the preferred securities

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

         and common securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of such trust;

     (8) certain events in our bankruptcy, insolvency or reorganization; and

     (9) any other Event of Default provided in or pursuant to the applicable W.
         R. Berkley indenture with respect to the debt securities of such series. (Section 5.1)

     If an Event of Default with respect to the debt securities of any series, other than an Event of Default described in (8) of the preceding paragraph, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable W. R. Berkley indenture may declare the principal amount, or such lesser amount as may be provided for in the debt securities of such series, of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (8) of the preceding paragraph will cause the principal amount and accrued interest, or such lesser amount as provided for in the debt securities of such series, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

     Each W. R. Berkley indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such W. R. Berkley indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

     If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each W. R. Berkley indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such W. R. Berkley indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

     If an Event of Default with respect to a series of subordinated debt securities issued to a trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such trust may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the applicable subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities of such trust. If the right to bring such direct action is removed, the applicable trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a direct action. (Section 3.12 of the trust-issued subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related subordinated debt securities.

     The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See "Description of Preferred Securities -- Events of Default; Notice." (Section 5.8 of the trust-issued subordinated indenture)

MODIFICATION AND WAIVER

     We and the trustee may modify or amend a W. R. Berkley indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

     - change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

     - reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

     - change our obligation to pay additional amounts with respect to any debt security,

     - reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

     - change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

     - change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date,

     - reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

     - reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the applicable W. R. Berkley indenture,

     - modify any of the provisions in the applicable W. R. Berkley indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such W. R. Berkley indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

     - make any change that adversely affects the right to convert or exchange any debt security into or for our common stock or other debt securities or other securities, cash or property in accordance with its terms,

     - modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

     - modify any of the above provisions. (Section 9.2)

     In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of a subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7 of the subordinated indenture and the trust-issued subordinated indenture)

     We and the trustee may modify or amend a W. R. Berkley indenture and the debt securities of any series without the consent of any holder in order to, among other things:

     - provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

     - add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable W. R. Berkley indenture;

     - provide for a successor trustee with respect to the debt securities of all or any series;

     - cure any ambiguity or correct or supplement any provision in the applicable W. R. Berkley indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable W. R. Berkley indenture which will not adversely affect the interests of the holders of debt securities of any series;

     - change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the applicable W. R. Berkley indenture;

     - add any additional Events of Default with respect to all or any series of debt securities;

     - secure the debt securities;

     - provide for conversion or exchange rights of the holders of any series of debt securities; or

     - make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable W. R. Berkley indenture. (Section 9.1)

     The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable W. R. Berkley indenture. (Section 10.6) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable W. R. Berkley indenture with respect to debt securities of that series, except a default

     - in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or

     - in respect of a covenant or provision of the applicable W. R. Berkley indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

     Under each W. R. Berkley indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under such W. R. Berkley indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.7)

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

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit, if such debt securities have become due and payable, or to the maturity thereof, as the case may be. (Section 4.1)

     Each W. R. Berkley indenture provides that, unless the provisions of
Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either

     - to defease and be discharged from any and all obligations with respect to such debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust, or

     - to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities.

     Such defeasance or such covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2)

     Such a trust may only be established if, among other things,

     - the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable W.
       R. Berkley indenture or any other material agreement or instrument to which we are a party or by which we are bound,

     - no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and

     - we have delivered to the trustee an opinion of counsel, as specified in the applicable W. R. Berkley indenture, to the effect that the holders of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable W. R. Berkley indenture. (Section 4.2)

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

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

     "Government Obligations" means debt securities which are

     (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

     If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

     (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable W. R. Berkley indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or

     (2) a Conversion Event occurs in respect of the Foreign Currency in which such deposit has been made;

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on

     - in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or

     - with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect, as nearly as feasible, at the time of the Conversion Event. (Section 4.2)

     "Conversion Event" means the cessation of use of

     - a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or

     - any currency unit or composite currency for the purposes for which it was established.

All payments of principal of, any premium and interest on, and any additional amounts with respect to, any debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1)

     In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of

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

Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indentures). In the event of

     - any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

     - any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

     - any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the subordinated indentures)

     By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

     Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indentures)

     No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made

     - if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

     - if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indentures)

     The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

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

     The term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except

     - the subordinated debt securities,

     - indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,

     - Indebtedness of ours to an Affiliate of ours,

     - interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws,

     - trade accounts payable and

     - any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to

      (1) W. R. Berkley Capital Trust II or W. R. Berkley Capital Trust III or

      (2) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below.

     Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indentures)

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

NEW YORK LAW TO GOVERN

     The W. R. Berkley indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state. (Section 1.13)

INFORMATION CONCERNING THE TRUSTEE

     We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

     Under each W. R. Berkley indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable W. R. Berkley indenture and related matters. (Section 7.3)

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                        COMMON STOCK OR PREFERRED STOCK

     The following statements with respect to the common stock warrants and preferred stock warrants are summaries of the material provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the forms of the Common Stock Warrant Agreement and the Preferred Stock Warrant Agreement filed as exhibits to the registration statement of which this prospectus forms a part.

GENERAL

     The stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including without limitation the following:

     - the offering price, if any;

     - the designation and terms of the common stock or preferred stock purchasable upon exercise of the stock warrants;

     - if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

     - the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which such shares may be purchased upon exercise;

     - the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

     - a discussion of certain United States Federal income tax considerations;

     - the call provisions, if any;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the stock warrants; and

     - any other terms of the stock warrants.

     The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

     Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the stock warrants evidenced by the certificate. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Surrendered stock warrant certificates shall be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stock or the preferred stock, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock or preferred stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent shall deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

ANTIDILUTION AND OTHER PROVISIONS

     The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of common stock or preferred stock, respectively. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

     Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to the debt warrants are summaries of the material provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Debt Warrant Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

     - the offering price, if any;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

     - if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     - the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

     - a discussion of certain United States Federal income tax considerations;

     - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the debt warrants; and

     - any other terms of the debt warrants.

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

     Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable W. R. Berkley indenture except as otherwise provided in the applicable W. R. Berkley indenture.

EXERCISE OF DEBT WARRANTS

     Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the related prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each trust will be governed by the terms of the applicable restated trust agreement. Under the restated trust agreement of a trust, the trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the subordinated debt securities purchased by the trust using the proceeds from the sale of its preferred securities and its common securities. The subordinated debt securities issued to the trust will be guaranteed by us on a subordinated basis and are referred to as the "corresponding subordinated debt securities" relating to the trust. See "Use of Proceeds."

     The following summary sets forth the material terms and provisions of each restated trust agreement and the preferred securities to which any prospectus supplement relates. You should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of a restated trust agreement are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

     Under the terms of the restated trust agreement for each trust, the administrative trustees will issue the preferred securities on behalf of the trust. The preferred securities will represent preferred beneficial interests in the trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of each trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the trust except as described under "-- Subordination of Common Securities." The property trustee will hold legal title to the corresponding subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of each trust are collectively referred to as the "trust securities" of the trust.

     We will issue a guarantee agreement for the benefit of the holders of each trust's preferred securities. Under such preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related trust has funds on hand to make such payments. See "Description of Preferred Securities Guarantees."

DISTRIBUTIONS

     Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day, and without any additional distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. (Section 4.1) A "Business Day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee or the trustee for the corresponding subordinated debt securities is closed for business. (Section 1.1)

     Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1). References to "distributions" include any such additional distributions unless otherwise stated.

     If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding subordinated debt securities. See "Description of Debt
Securities -- Option to Extend Interest Payment Date." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities, by the trust which issued such preferred securities during any such Extension Period. (Section 4.1)

     The funds of each trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on a limited basis as set forth herein under "Description of Preferred Securities Guarantees."

     Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one Business Day prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by a trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the property trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding subordinated debt securities. (Section 4.2) If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

     We will have the right to redeem any series of corresponding subordinated debt securities

     - at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under "Description of Debt Securities -- Redemption," or

     - as may be otherwise specified in the applicable prospectus supplement.

     Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of a trust shall occur and be continuing, we have the right to redeem the corresponding subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we have the right to dissolve the related trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the trust. If we do not elect to redeem the corresponding subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding subordinated debt securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding preferred securities and common securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event. (Section 1.1)

     On and from the date fixed for any distribution of corresponding subordinated debt securities upon dissolution of a trust

     - the trust securities will no longer be deemed to be outstanding,

     - the depositary or its nominee, as the record holder of the applicable preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution and

     - any certificates representing such preferred securities not held by the depositary or its nominee will be deemed to represent beneficial interests in the corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance. (Section 4.2)

     We cannot predict the market prices for the preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

     Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."

     If a trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the related trust or by us pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees", distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, including, without limitation, United States Federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be one Business Day prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the

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property trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the property trustee shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof called for redemption and distributions will cease to accrue on the related preferred securities or portions thereof. (Section 4.2)

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, each trust's preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust's preferred securities then due and payable.

     In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding subordinated debt securities, the holder of such trust's common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the trust's common securities, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF EACH TRUST

     Pursuant to each restated trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

     1. certain events of our bankruptcy, dissolution or liquidation;

     2. the distribution to the holders of its trust securities of corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, as Depositor, have given written direction to the property trustee to dissolve such trust, which direction is optional and wholly within our discretion, as Depositor;

     3. the redemption of all of the trust's trust securities following a Special Event;

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

     4. the redemption of all of the trust's preferred securities as described under "Description of Preferred Securities -- Redemption or
        Exchange -- Mandatory Redemption"; and

     5. the entry of an order for the dissolution of the trust by a court of competent jurisdiction. (Section 9.2)

     If an early dissolution occurs as described in clause (1), (2) or (5) above or upon the date designated for automatic dissolution of the trust, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the property trustee, in consultation with us, not to be practical, such holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If such Liquidation Distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such trust on its preferred securities shall be paid on a pro rata basis. Holders of such trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each restated trust agreement with respect to the applicable preferred securities, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     (1) the occurrence of an event of default in respect of the corresponding subordinated debt securities (see "Description of Debt
         Securities -- Events of Default"); or

     (2) default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (3) default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable; or

     (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such restated trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such restated trust agreement; or

     (5) the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by the holder of the common securities of the applicable trust to appoint a successor property trustee within 60 days thereof. (Section 1.1)

     Within five Business Days after the occurrence of any Event of Default actually known to the property trustee, the property trustee shall transmit notice of such Event of Default to the holders of such trust's preferred securities, the administrative trustees and to us, as Depositor, unless such Event of Default

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shall have been cured or waived. We, as Depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we and the administrative trustees are in compliance with all the conditions and covenants applicable to us and the administrative trustees under each restated trust agreement. (Sections 8.15 and 8.16)

     If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each trust as described above. See "-- Liquidation Distribution Upon Dissolution of a Trust." The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF TRUSTEES

     Unless an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any trust may at the time be located, the holder of the common securities and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the property of any trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make such appointment. (Section 8.9)

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party shall be the successor of such trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of a Trust." A trust may, at our request, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

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

     - such successor entity either

       (a) expressly assumes all of the obligations of such trust with respect to the preferred securities or

       (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

     - we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities,

     - the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect,

     - such successor entity has a purpose substantially identical to that of the trust,

     - prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that

       (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and

       (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act, and

     - we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

     Notwithstanding the foregoing, a trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

VOTING AND PREEMPTIVE RIGHTS

     Except as provided below and under "Description of Preferred Securities Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

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

AMENDMENT OF RESTATED TRUST AGREEMENTS

     Each restated trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities:

     1. to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

     2. to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the applicable trust.

     Each restated trust agreement may be amended by us and the trustees with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities, and receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States Federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

     - change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

     - restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

     So long as any corresponding subordinated debt securities are held by the property trustee, the trustees shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding subordinated debt securities,

     - waive any past default that is waivable under Section 5.13 of the subordinated indentures (as described in "Description of the Debt Securities -- Modification and Waiver"),

     - exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable, or

     - consent to any amendment, modification or termination of the subordinated indenture or such corresponding subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

     However, where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the

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

corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

     Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

     No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of ours or any trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The preferred securities of a trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

     The specific terms of the depositary arrangement with respect to the preferred securities of a trust will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

     So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

     Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of W. R. Berkley, the property trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records

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

relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing any trust's preferred securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of each trust will provide that

     - if we advise the trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days,

     - we at our option advise the trustees in writing that we elect to terminate the book-entry system through the depositary or

     - after the occurrence of an event of default under the corresponding subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the property trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

     Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of such trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any copaying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to us and the property trustee. In the event the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent. (Section 5.9)

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     Registration of transfers of preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

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

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence of and continuation of a default by us in performance of any trust-issued subordinated indenture, undertakes to perform, without negligence, acting in bad faith or willful misconduct, only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs after default with respect to any trust-issued subordinated indenture. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered indemnity reasonably satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the property trustee shall take such action as is directed by us. If it is not so directed, the property trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding subordinated debt securities will be treated as our indebtedness for United States Federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each restated trust agreement, that we and the administrative trustees determine in our and their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

     Concurrently with the issuance by each trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The property trustee will act as indenture trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. In this prospectus, we refer to the property trustee acting as indenture trustee under each preferred securities guarantee as the "guarantee trustee." The following is a summary of the material terms and provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever particular sections or defined terms of a preferred securities guarantee are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means the trust's preferred securities to which a preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related trust's preferred securities.

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

GENERAL

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments, as defined below, without duplication of amounts theretofore paid by or on behalf of the trust, to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following Guarantee Payments with respect to the preferred securities, to the extent not paid by or on behalf of the related trust, will be subject to the preferred securities guarantee:

     - any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the trust has funds on hand available for payment at such time,

     - the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the trust has funds on hand available for payment at such time, and

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding subordinated debt securities are distributed to holders of such preferred securities, the lesser of

      (a) the Liquidation Distribution, to the extent such trust has funds available for payment at such time and

      (b) the amount of assets of such trust remaining available for distribution to holders of preferred securities.

     Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the trust to pay such amounts to such holders. (Section 5.1)

     Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's payment obligations under the preferred securities, but will apply only to the extent that such related trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection.

     If we do not make interest payments on the corresponding subordinated debt securities held by a trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours, including all debt securities, except those ranking equally or subordinate by their terms. See "-- Status of the Preferred Securities Guarantees." Because we are a holding company, our rights and the rights of our stockholders and creditors, including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours, including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee, to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

     Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See "The Trusts," "Description of Preferred Securities," and "Description of Debt Securities."

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

     Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the corresponding subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

PAYMENT OF ADDITIONAL AMOUNTS

     We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by

     - the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or

     - an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

     We will not be required to pay any additional amounts for or on account of:

     1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder

      (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee,

      (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or

      (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

     2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us or the trust addressed to the holder within 90 days of such request

      (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or

      (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

     4. any combination of items (1), (2) and (3).

     In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no vote will be required, no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

EVENTS OF DEFAULT

     An event of default under each preferred securities guarantee will occur upon the failure of ours to perform any of our payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such preferred securities guarantee. (Section 5.4)

     If the guarantee trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. (Section 5.4)

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1). Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will terminate and be of no further force and effect upon

     - full payment of the redemption price of the related preferred securities,

     - the distribution of the corresponding subordinated debt securities to the holders of the related preferred securities or

     - upon full payment of the amounts payable upon liquidation of the related trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

NEW YORK LAW TO GOVERN

     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed wholly in that state. (Section 8.5)

EXPENSE AGREEMENT

     Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either

     - senior debt securities or our subordinated debt securities,

     - U.S. Treasury securities or

     - preferred securities of a trust.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to

     - the stock purchase contracts,

     - the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and

     - if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

                              PLAN OF DISTRIBUTION

     We and/or any trust may sell offered securities in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; or

     - directly to purchasers.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or a trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the applicable trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

     If offered securities are sold by means of an underwritten offering, we and/or the applicable trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

     We and/or the applicable trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we and/or the applicable trust grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

     If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the applicable trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by us and/or the applicable trust and the sale thereof may be made by us and/or the applicable trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the applicable trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and/or the applicable trust to indemnification by us and/or the applicable trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     If so indicated in the prospectus supplement, we and/or the applicable trust will authorize underwriters or other persons acting as our and/or the applicable trust's agents to solicit offers by certain institutions to purchase offered securities from us and/or the applicable trust at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or the applicable trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of our and/or the applicable trust's use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     Each series of offered securities will be a new issue and, other than the shares of common stock which are listed on the New York Stock Exchange, will have no established trading market. We and/or the applicable trust may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the applicable trust shall be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

     Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Unless otherwise stated in the applicable prospectus supplement, the validity of the preferred securities offered by the trusts in the applicable prospectus supplement will be passed upon for the trusts by Prickett, Jones & Elliott, P.A., special Delaware counsel to the trusts. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. As of October 1, 2003, Jack H. Nusbaum, chairman of Willkie Farr & Gallagher LLP and a member of our board of directors, beneficially owned 26,625 shares of our common stock.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the reports of KPMG LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. Any audited financial statements and schedules that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents of these accountants filed with the Commission. The audit reports covering the December 31, 2002 financial statements and financial statement schedules refer to a change in the method of accounting for goodwill.

                      WHERE YOU CAN FIND MORE INFORMATION

W. R. BERKLEY

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act, relating to our common stock and other securities. This prospectus is a part of such registration statement, but such registration statement also contains additional information and exhibits.

     We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy the registration statement and any other document that we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Our filings with the Commission are also available from the Commission's web site at http://www.sec.gov. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference room. Information

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

about us is also available on our web site at http://www.wrberkley.com. Such information on our web site is not a part of this prospectus.

THE TRUSTS

     There are no separate financial statements of the trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the trusts because:

     - We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the trusts;

     - The trusts have no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the applicable trust and investing the proceeds in subordinated debt securities issued by us; and

     - The obligations of the trusts under the preferred securities will be fully and unconditionally guaranteed by us. See "Description of Preferred Securities Guarantees."

     The trusts are not currently subject to the information reporting requirements of the Exchange Act. The trusts will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus, although the trusts intend to seek and expect to receive an exemption from those requirements. If the trusts do not receive such an exemption, the expenses of operating the trusts would increase, as would the likelihood that we would exercise our option to dissolve and liquidate the trusts early.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following documents:

     - Our Annual Report on Form 10-K for the year ended December 31, 2002, as amended;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, as amended;

     - Our Current Reports on Form 8-K, dated February 10, 2003, February 11, 2003, March 4, 2003, August 5, 2003 and September 9, 2003;

     - Our Proxy Statement dated April 14, 2003 for our 2003 Annual Meeting of Stockholders; and

     - The descriptions of our common stock set forth in our registration statement on Form 8-A/A filed with the Commission on May 1, 2001 and of our rights to purchase Series A Junior Participating Preferred Stock set forth in our registration statement on Form 8-A filed with the Commission on May 11, 1999, as amended on May 1, 2001, including any further amendments or reports for the purposes of updating such descriptions.

     To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address: W. R. Berkley Corporation, Attn: Ira S. Lederman, Secretary, 475 Steamboat Road, Greenwich, Connecticut 06830 (203) 629-3000.

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--------------------------------------------------------------------------------

                        (W.R. BERKLEY CORPORATION LOGO)

                      8,000,000 TRUST PREFERRED SECURITIES

                         W. R. BERKLEY CAPITAL TRUST II

               % TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                           W. R. BERKLEY CORPORATION

                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                       ----------------------------------

                              MERRILL LYNCH & CO.
                                   CITIGROUP
                                 MORGAN STANLEY
                              UBS INVESTMENT BANK

                                           , 2005

 (SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of
                              Merrill Lynch & Co.
--------------------------------------------------------------------------------
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